AGREEMENT AND PLAN OF MERGER

                               among

                     STANDARD MANAGEMENT CORPORATION,

                     STANDARD ACQUISITION CORPORATION

                                    and

                       SAVERS LIFE INSURANCE COMPANY

                       Dated as of December 19, 1996

                         TABLE OF CONTENTS


                                                             PAGE

ARTICLE I DEFINITIONS...........................................1
     1.1    TERMS DEFINED 1
     1.2    OTHER DEFINITIONAL PROVISIONS 1

ARTICLE II THE MERGER...........................................2
     2.1    MERGER 2
     2.2    EFFECTIVE TIME 2
     2.3    TERMS OF THE MERGER 2
     2.4    ARTICLES OF INCORPORATION, BYLAWS AND DIRECTORS AND OFFICERS 2
     2.5    CONVERSION OF SECURITIES 2
     2.6    STOCK ELECTION 3
     2.7    ELECTION PROCEDURE 4
     2.8    EXCHANGE AGENT 4
     2.9    DIVIDENDS; TRANSFER TAXES 5
     2.10   NO FRACTIONAL SECURITIES 6
     2.11   RETURN OF EXCHANGE FUND AND FRACTIONAL SECURITIES FUND 6
     2.12   ADJUSTMENT OF EXCHANGE RATIO 6
     2.13   NO FURTHER OWNERSHIP RIGHTS IN SAVERS COMMON STOCK 7
     2.14   DISSENTING SHARES 7
     2.15   LOST CERTIFICATES 7
     2.16   CLOSING OF COMPANY TRANSFER BOOKS 7
     2.17   FURTHER ASSURANCES 7
     2.18   CLOSING 8

ARTICLE III PERFORMANCE PREMIUM.................................8
     3.1    DECEMBER 31, 1997 PERFORMANCE PREMIUM 8
     3.2    DECEMBER 31, 1998 PERFORMANCE PREMIUM 8
     3.3    ALLOCATION 9
     3.4    CASH OR SMC COMMON STOCK 9
     3.5    DELIVERY OF PERFORMANCE PREMIUMS 9
     3.6    ARBITRATION 10
     3.7    ASSIGNABILITY 10
     3.8    CONTINGENT PAYMENT COMMITTEE 10
     3.9    RIGHT TO OFFSET 11

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF SAVERS............12
     4.1    ORGANIZATION 12
     4.2    AUTHORITY. 12
     4.3    CAPITAL STOCK 13
     4.4    NO SUBSIDIARIES 13
     4.5    NO CONFLICTS OR VIOLATIONS 13
     4.6    BOOKS AND RECORDS 14
     4.7    SAP STATEMENTS 14
     4.8    GAAP STATEMENTS 14
     4.9    REGISTRATION STATEMENT AND PROXY STATEMENT 15
     4.10   AVAILABILITY OF ASSETS 15
     4.11   NO OTHER FINANCIAL STATEMENTS 15
     4.12   RESERVES 15
     4.13   ABSENCE OF CHANGES 16
     4.14   NO UNDISCLOSED LIABILITIES 19
     4.15   TAXES 19
     4.16   LITIGATION 21
     4.17   COMPLIANCE WITH LAWS 22
     4.18   BENEFIT PLANS, ERISA 23
     4.19   EMPLOYEE RELATIONS 26
     4.20   PROPERTIES 26
     4.21   ENVIRONMENTAL MATTERS 27
     4.22   CONTRACTS 28
     4.23   INSURANCE ISSUED BY SAVERS 30
     4.24   THREATS OF CANCELLATION 31
     4.25   LICENSES AND PERMITS 32
     4.26   OPERATIONS INSURANCE 32
     4.27   INTERCOMPANY ACCOUNTS 32
     4.28   BANK ACCOUNTS 33
     4.29   BROKERS 33
     4.30   DISCLOSURE 33
     4.31   STATE TAKEOVER STATUTES 33
     4.32   SENSITIVE PAYMENTS 33

ARTICLE V REPRESENTATIONS AND WARRANTIES OF SMC................34
     5.1    ORGANIZATION 34
     5.2    AUTHORITY 34
     5.3    NO CONFLICTS OR VIOLATIONS 34
     5.4    REGISTRATION STATEMENT AND PROXY STATEMENT 35
     5.5    LITIGATION 35
     5.6    CAPITALIZATION 36
     5.7    BROKERS 36
     5.8    DISCLOSURE 36

ARTICLE VI REPRESENTATIONS AND WARRANTIES REGARDING SAC........36
     6.1    ORGANIZATION AND STANDING 37
     6.2    CAPITAL STRUCTURE 37
     6.3    AUTHORITY 37
     6.4    NO CONFLICTS OR VIOLATIONS 37

ARTICLE VII COVENANTS OF SAVERS................................38
     7.1    CONDUCT OF BUSINESS 38
     7.2    FINANCIAL STATEMENTS AND REPORTS 40
     7.3    INVESTMENTS 40
     7.4    EMPLOYEE MATTERS 40
     7.5    NO CHARTER AMENDMENTS 41
     7.6    NO ISSUANCE OF SECURITIES 41
     7.7    NO DIVIDENDS 42
     7.8    NO DISPOSAL OF PROPERTY 42
     7.9    NO BREACH OR DEFAULT 42
     7.10   NO INDEBTEDNESS 42
     7.11   NO ACQUISITIONS 42
     7.12   INTERCOMPANY LIABILITIES 42
     7.13   TAX MATTERS 43
     7.14   NOTICE AND CURE 43

ARTICLE VIII COVENANTS OF SMC..................................43
     8.1    NOTICE AND CURE 43
     8.2    FORM A FILING 43
     8.3    JERRY STOLTZ TO BE APPOINTED A DIRECTOR 44
     8.4    ELECTION OF COMMON STOCK PERFORMANCE PREMIUM PAYMENT 44

ARTICLE IX ADDITIONAL AGREEMENTS...............................44
     9.1    STOCKHOLDER APPROVAL 44
     9.2    REGISTRATION STATEMENT AND PROXY STATEMENT 44
     9.3    STOCK EXCHANGE LISTING 45
     9.4    REASONABLE EFFORTS 45
     9.5    STATE TAKEOVER LAWS 45
     9.6    IMPROVEMENTS ACT FILINGS 45
     9.7    FINANCIAL STATEMENTS 46
     9.8    CERTAIN NOTICES 46

ARTICLE X CONDITIONS OF BOTH PARTIES...........................46
     10.1   STOCKHOLDER APPROVAL 46
     10.2   NASDAQ LISTING 46
     10.3   REGULATORY APPROVALS 47
     10.4   REGISTRATION STATEMENT 47

ARTICLE XI CONDITIONS TO OBLIGATIONS OF SMC AND SAC............47
     11.1   REPRESENTATIONS AND WARRANTIES 47
     11.2   PERFORMANCE 47
     11.3   CERTIFICATES OF OFFICER OF SAVERS 47
     11.4   NO INJUNCTION 47
     11.5   NO PROCEEDING OR LITIGATION 48
     11.6   CONSENTS, AUTHORIZATIONS, ETC. 48
     11.7   NO ADVERSE CHANGE 48
     11.8   OPINION OF COUNSEL 48
     11.9   APPROVAL BY FLEET AND CONSECO 48
     11.10  EMPLOYMENT AGREEMENT 49
     11.11  LOCKUP AGREEMENTS 49
     11.12  DISSENTERS' RIGHTS 49
     11.13  SMC STOCKHOLDERS APPROVAL 49
     11.14  SAVERS ADJUSTED CAPITAL AND SURPLUS 49
     11.15  SAVERS STOCKHOLDERS APPROVAL 49

ARTICLE XII CONDITIONS TO OBLIGATIONS OF SAVERS................49
     12.1   REPRESENTATIONS AND WARRANTIES 49
     12.2   PERFORMANCE 49
     12.3   OFFICERS' CERTIFICATES 49
     12.4   NO INJUNCTION 50
     12.5   NO PROCEEDING OR LITIGATION 50
     12.6   CONSENTS, AUTHORIZATIONS, ETC. 50
     12.7   OPINION OF COUNSEL 50

ARTICLE XIII SURVIVAL OF PROVISIONS; REMEDIES..................50
     13.1   SURVIVAL 50
     13.2   AVAILABLE REMEDIES 51

ARTICLE XIV TERMINATION........................................51
     14.1   TERMINATION 51
     14.2   EFFECT OF TERMINATION 52
     14.3   CERTAIN PAYMENTS 52

ARTICLE XV MISCELLANEOUS.......................................53
     15.1   NOTICES 53
     15.2   ENTIRE AGREEMENT 54
     15.3   EXPENSES 55
     15.4   PUBLIC ANNOUNCEMENTS 55
     15.5   CONFIDENTIALITY 55
     15.6   WAIVER 55
     15.7   AMENDMENT 56
     15.8   COUNTERPARTS 56
     15.9   NO THIRD PARTY BENEFICIARY 56
     15.10  GOVERNING LAW 56
     15.11  BINDING EFFECT 56
     15.12  ASSIGNMENT 56
     15.13  HEADINGS, ETC. 56
     15.14  INVALID PROVISIONS 56

                   AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER, dated as of December _____, 1996, among STANDARD MANAGEMENT CORPORATION, an Indiana corporation ("SMC"), STANDARD ACQUISITION CORPORATION, a North Carolina corporation ("SAC") and SAVERS LIFE INSURANCE COMPANY, a North Carolina domestic stock insurance company ("Savers") (SAC and Savers being hereinafter collectively referred to as the "Constituent Corporations").

                             RECITALS

     WHEREAS, subject to the terms hereof, SMC, SAC and Savers have agreed to the statutory merger (the "Merger") of SAC and Savers upon the terms and conditions set forth herein, pursuant to which each issued and outstanding share of common stock, no par value, of Savers (the "Savers Common Stock") will be converted into shares of the common stock, no par value, of SMC ("SMC Common Stock") and cash.

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of
Section  368(a)  of  the  Internal  Revenue  Code  of 1986, as amended (the
"Code");

     WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a purchase; and

     WHEREAS, SMC, SAC and Savers desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants made herein and of the mutual benefits to be derived herefrom, the parties hereto agree as follows:

                             ARTICLE I

                            DEFINITIONS

     1.1 TERMS DEFINED. The capitalized terms used in this Merger Agreement and not otherwise defined herein shall have the meanings specified in EXHIBIT A, which Exhibit is incorporated herein by reference.

     1.2 OTHER DEFINITIONAL PROVISIONS. Unless the context otherwise requires, (a) references in this Merger Agreement to the singular number shall include the plural, and the plural number shall include the singular;
(b) words denoting gender shall include the masculine, feminine and neuter;
(c) the words "hereof," "herein" and "hereunder" and words of similar import refer to this Merger Agreement as a whole and not to any particular provision of this Merger Agreement, (d) unless otherwise specified, all Article and Section references pertain to this Merger Agreement, and all references to Exhibits or Schedules are to the Exhibits or Schedules to this Merger Agreement; (e) the term "or" means "and/or"; and (f) the phrase "ordinary course of business and consistent with past practice" refers to the business and practice of Savers.

                            ARTICLE II

                            THE MERGER

     2.1 MERGER. Upon the terms and subject to the conditions hereof, and in accordance with the North Carolina Business Corporation Act (the "NCBCA"), SAC shall be merged with and into Savers at the Effective Time (as hereinafter defined). At the election of SMC, any direct wholly-owned subsidiary of SMC may be substituted for SAC as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Merger Agreement in order to reflect the foregoing. Following the Merger, the separate corporate existence of SAC shall cease, and Savers shall continue as the surviving corporation (the "Surviving
Corporation") and shall succeed to and assume all the rights and obligations of SAC in accordance with the NCBCA.

     2.2 EFFECTIVE TIME. The Merger shall become effective when the Articles of Merger (the "Articles of Merger"), executed in accordance with the relevant provisions of the NCBCA, are filed with the Secretary of State of the State of North Carolina; PROVIDED, HOWEVER, that, upon mutual consent of the Constituent Corporations the Articles of Merger may provide for a later date of effectiveness of the Merger not more than 90 days after the date the Articles of Merger are filed. When used in this Merger Agreement, the term "Effective Time" shall mean the later of the date and time at which the Articles of Merger are accepted for record or such later time established by the Articles of Merger. The filing of the Articles of Merger shall be made as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth herein.

     2.3 TERMS OF THE MERGER. The Merger shall have the effects set forth in Section 55-11-06 of the NCBCA.

     2.4 ARTICLES OF INCORPORATION, BYLAWS AND DIRECTORS AND OFFICERS. The Articles of Incorporation and Bylaws of SAC, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The directors and officers of SAC at the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation until their respective successors have been duly elected or appointed in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation or by applicable law.

     2.5 CONVERSION OF SECURITIES. As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of
Savers:

            (a) All shares of Savers Common Stock that are held in the treasury of Savers or by any wholly-owned Subsidiary of Savers and any shares of Savers Common Stock owned by SMC, SAC or any other wholly-owned Subsidiary of SMC shall be cancelled, and no capital stock of SMC or other consideration shall be delivered in exchange therefor.

            (b) Each issued and outstanding share of capital stock of SAC shall be converted into and become one fully paid and nonassessable share of Common Stock, no par value per share, of the Surviving Corporation.

            (c)   Subject  to  the  provisions  of  SECTIONS 2.10 and  2.12
     hereof, each share of Savers Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with SECTION 2.5(A)) shall be converted into
     (i) subject to SECTION 2.6, below, $2.00 in cash, plus (ii) $6.00 in value of shares of SMC Common Stock, the number of such shares, to be rounded to the nearest hundredth of a share, determined by dividing $6.00 by the average of the trading prices as reported by the NASDAQ National Market (the "Average Trading Price") of SMC Common Stock for the ten (10) consecutive trading days ending on the fifth day prior to the earlier of the SMC Stockholders Meeting or the Savers Stockholders Meeting, plus (iii) the Performance Premium described in ARTICLE III, below. All such shares of Savers Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and each holder of a Certificate (as defined in SECTION 2.8(A)) representing any such shares shall cease to have any rights with respect thereto, except the right to receive shares of SMC Common Stock, cash as provided in this SECTION 2.5 and SECTION 2.6 and the Performance Premium, certain dividends and other distributions as contemplated by SECTION 2.9 and any cash, without interest, in lieu of fractional shares to be issued or paid in consideration therefor upon the surrender of such Certificate in accordance with SECTION 2.8.

            (d) Each option to purchase Savers Common Stock ("Savers Stock Option") outstanding immediately prior to the Effective Time shall be converted into the right to receive cash from Savers equal in amount with respect to each such option to the difference between $8.00 per option share and the exercise price for each such option.

     2.6 STOCK ELECTION. Each holder of Savers Common Stock may elect to receive SMC Common Stock in lieu of the cash to which such holder would otherwise be entitled pursuant to SECTION 2.5(C). In the event that any holder of Savers Common Stock shall make such election, such holder shall be entitled to receive, in lieu of the cash into which such Savers Common Stock would otherwise be converted pursuant to SECTION 2.5(C), an additional number of shares of SMC Common Stock, rounded to the nearest hundredth of a share, determined by dividing $2.00 by the Average Trading Price applied in SECTION 2.5(C).

     2.7 ELECTION PROCEDURE. Each holder of shares of Savers Common Stock may indicate (an "Election") in a request made in accordance with this SECTION 2.7 whether such holder wishes to receive cash or SMC Common Stock pursuant to SECTION 2.5(C)(II):

     (a) SMC shall prepare a form (the "Form of Election") pursuant to which each holder of Savers Common Stock may make an Election. The Form of Election shall be mailed to stockholders of record of Savers as of the record date for the Savers Stockholder Meeting and shall accompany the Proxy Statement.

     (b) Savers shall use reasonable commercial efforts to make the Form of Election available to all persons who become stockholders of record of Savers during the period between such record date and the fifth Business Day prior to the date of the Savers Stockholders Meeting.

     (c) An Election shall have been properly made only if the Exchange Agent shall have received, by 5:00 p.m. on the last Business Day preceding the date of the Savers Stockholders Meeting (the "Election Date") a Form of Election properly completed and signed.

     (d) Any holder of record of shares of Savers Common Stock may at any time prior to the Election Date change his Election by written notice received at or prior to the Election Date accompanied by a properly completed Form of Election. SMC shall have the right in its sole discretion to permit changes in Elections after the Election Date.

     (e) Any holder of record of shares of Savers Common Stock may at any time prior to the Election Date revoke his Election by written notice received at or prior to the Election Date. Any Election relating to shares of Savers Common Stock which become Dissenting Shares shall be deemed automatically revoked as of the Election Date.

     (f) SMC and Savers shall have the right to make rules, not inconsistent with the terms of this Merger Agreement, governing the validity of Forms of Election, the issuance and delivery of certificates for shares of SMC Common Stock into which shares of Savers Common Stock are converted in the Merger and the payment for the portion of shares of Savers Common Stock converted into the right to receive cash in the Merger.

     2.8    EXCHANGE AGENT.

            (a) DELIVERY OF CERTIFICATES AND CASH. SMC shall authorize a commercial bank (or such other person or persons as shall be acceptable to SMC and Savers) to act as Exchange Agent hereunder (the "Exchange Agent"). As soon as practicable after the Effective Time, (i) SMC shall deposit with the Exchange Agent in trust for the holders of certificates which immediately prior to the Effective Time represented shares of Savers Common Stock (the "Certificates") certificates representing the shares of SMC Common Stock, into which the outstanding shares of Savers Common Stock have been converted pursuant to SECTION 2.5(C)(I) and SECTION 2.6 and (ii) SMC shall make available to the Surviving Corporation, which in turn shall deposit with the Exchange Agent in trust for the holders of the Certificates, the cash into which the outstanding shares of Savers Common Stock have been converted pursuant to SECTION 2.5(C)(II), (such shares of SMC Common Stock, together with any dividends or distributions with respect thereto and such cash, being hereinafter referred to as the "Exchange Fund").

            (b) EXCHANGE PROCEDURES. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose shares were converted pursuant to SECTION 2.5 and SECTION
2.6 a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of SMC Common Stock and cash). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of SMC Common Stock plus any cash which such holder has the right to receive pursuant to this
Article II, and the Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this SECTION 2.8, each Certificate shall, at and after the Effective Time, be deemed to represent only the right to receive, upon surrender of such Certificate, certificates representing the appropriate number of shares of SMC Common Stock and the appropriate amount of cash, cash in lieu of fractional shares as contemplated by SECTION 2.10 and certain dividends and other distributions as contemplated by SECTION 2.9.

     2.9 DIVIDENDS; TRANSFER TAXES. No dividends or other distributions that are declared on or after the Effective Time on SMC Common Stock or are payable to the holders of record thereof on or after the Effective Time will be paid to persons entitled by reason of the Merger to receive certificates representing SMC Common Stock until such persons surrender their Certificates, as provided in SECTION 2.8, and no cash payment pursuant to SECTION 2.5(C)(II) or in lieu of fractional shares pursuant to
SECTION 2.10 shall be paid to any such holder until such holder of such Certificate shall so surrender such Certificate. Subject to the effect of applicable law, there shall be paid to the record holder of the certificates representing such SMC Common Stock (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to whole shares of such SMC Common Stock and having a record date on or after the Effective Time and a payment date prior to such surrender and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of dividends or other distributions payable with respect to whole shares of SMC Common Stock and having a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any cash or certificate representing shares of SMC Common Stock is to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of SMC Common Stock or delivery of such cash to a Person other than the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     2.10 NO FRACTIONAL SECURITIES. No certificates or scrip representing fractional shares of SMC Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article II, and no SMC dividend or other distribution or stock split shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of SMC. In lieu of any such fractional securities, each holder of Savers Common Stock who would otherwise have been entitled to a fraction of a share of SMC Common Stock upon surrender of Certificates for exchange pursuant to this
Article II will be paid, in addition to the cash to which such holder is entitled pursuant to SECTION 2.5(C)(II), an amount in cash (without interest) equal to such holder's proportionate interest in the net proceeds from the sale or sales in the open market by the Exchange Agent, on behalf of all such holders, of the aggregate fractional shares of SMC Common Stock issued pursuant to this Article II. As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of (x) the number of full shares of SMC Common Stock delivered to the Exchange Agent by SMC over (y) the aggregate number of full shares of SMC Common Stock to be distributed to holders of Savers Common Stock pursuant to SECTION 2.8(B) (such excess being herein called the "Excess Shares") and the Exchange Agent, as agent for the former holders of Savers Common Stock, shall sell the Excess Shares at the prevailing prices on the NASDAQ National Market. The sale of the Excess Shares by the Exchange Agent shall be executed on the NASDAQ National Market through one or more member firms of NASDAQ and shall be executed in round lots to the extent practicable. SMC shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Shares. Until the net proceeds of such sale have been distributed to the former stockholders of Savers, the Exchange Agent will hold such proceeds in trust for such former stockholders (the "Fractional Securities Fund"). As soon as practicable after the determination of the amount of cash to be paid to former stockholders of Savers in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Merger Agreement such amounts to such former stockholders.

     2.11 RETURN OF EXCHANGE FUND AND FRACTIONAL SECURITIES FUND. Any portion of the Exchange Fund and the Fractional Securities Fund which remains undistributed to the former stockholders of Savers for one year after the Effective Time shall be delivered to SMC, upon demand of SMC, and any former stockholders of Savers who have not theretofore complied with this Article II shall thereafter look only to SMC for payment of their claim for SMC Common Stock, cash, including any cash in lieu of fractional shares of SMC Common Stock, and any dividends or distributions with respect to SMC Common Stock.

     2.12 ADJUSTMENT OF EXCHANGE RATIO. In the event of any reclassification, stock split or stock dividend with respect to SMC Common Stock (or if a record date with respect to any of the foregoing should occur) between the time the exchange ratio is established and the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the exchange ratios referred to in SECTIONS 2.5 and 2.6.

     2.13 NO FURTHER OWNERSHIP RIGHTS IN SAVERS COMMON STOCK. All shares of SMC Common Stock and cash issued or delivered upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash paid pursuant to SECTIONS 2.5(C)(II), 2.9 or 2.10) shall be deemed to have been issued or delivered in full satisfaction of all rights pertaining to the shares of Savers Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distribution with a record date prior to the Effective Time which may have been declared or made by Savers on such shares of Savers Common Stock in accordance with the terms of this Merger Agreement.

     2.14 DISSENTING SHARES. Notwithstanding anything in this Merger Agreement to the contrary, shares of Savers Common Stock which immediately prior to the Effective Time are held by shareholders who have properly exercised dissenters' rights under Article 13 of the NCBCA (the "Dissenting Shares") shall not be converted as provided in SECTION 2.5 hereof, but the holders of Dissenting Shares shall be entitled to receive such consideration as shall be determined pursuant to Article 13 of the NCBCA; PROVIDED, HOWEVER, that, if any such holder shall withdraw or lose such holder's right to dissent and payment under the NCBCA, such holder's outstanding shares of Savers Common Stock shall thereupon be deemed to have been converted as of the Effective Time as provided in SECTION 2.5, without any adjustment for interest, and such shares shall no longer be Dissenting Shares. Savers shall give SMC prompt notice of any demands for payment under Section 55-13-21 of Article 13 of the NCBCA received by Savers. Except as required by applicable law, prior to the Effective Time, Savers shall not, except with the prior written consent of SMC, make any payment with respect to, or settle or offer to settle, any such demands.

     2.15 LOST CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Exchange Agent shall deliver to such person the certificates representing the SMC Common Stock and the amount of cash to which the holder of such lost, stolen or destroyed certificate is entitled pursuant to this Article II. When authorizing such payment in exchange for any lost, stolen or destroyed Certificate, the person to whom such certificates and cash are to be delivered shall, as a condition precedent to such delivery, give the Surviving Corporation an affidavit of lost certificate and indemnity agreement, indemnifying the Surviving Corporation against loss, or a bond satisfactory to the Surviving Corporation in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to the Surviving Corporation against any claim that may be made against SMC, SAC or the Surviving Corporation with respect to the Certificate alleged to have been lost, stolen or destroyed.

     2.16 CLOSING OF COMPANY TRANSFER BOOKS. At the Effective Time, the stock transfer books of Savers shall be closed, and no transfer of shares of Savers Common Stock shall thereafter be made. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged as provided in this Article II.

     2.17 FURTHER ASSURANCES. If at any time after the Effective Time the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations, or (b) otherwise to carry out the purposes of this Merger Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations in the Merger, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of such Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Merger Agreement.

     2.18 CLOSING. The closing of the transactions contemplated by this Merger Agreement (the "Closing") shall take place at the offices of Womble Carlyle Sandridge & Rice, PLLC, in Winston-Salem, North Carolina at 10:00 a.m. local time, on the second business day after the day on which the last of the conditions set forth in ARTICLES X, XI and XII hereof shall have been fulfilled or waived or at such other time and place as SMC and Savers shall agree.

                            ARTICLE III

                        PERFORMANCE PREMIUM

            A holder of record of Savers Common Stock at the Effective Time ("Record Holder") shall have the following contractual right to receive additional cash or, at the option of SMC, shares of SMC Common Stock, subject to the terms and conditions contained herein:

     3.1 DECEMBER 31, 1997 PERFORMANCE PREMIUM. If the Surviving Corporation shall have after-tax net income on a statutory basis for the full calendar year ending December 31, 1997 ("1997 Statutory Net Income") in excess of 15% of the total consideration issued or payable to the stockholders of Savers pursuant to SECTION 2.5 and SECTION 2.6 (the "1997 Required Return"), the Record Holders shall be entitled to receive a Performance Premium (the "1997 Performance Premium") equal to (a) the excess of 1997 Statutory Net Income over the 1997 Required Return, plus (b) $1,000,000.

     3.2 DECEMBER 31, 1998 PERFORMANCE PREMIUM. If the Surviving Corporation shall have after-tax net income on a statutory basis for the full calendar year ending December 31, 1998 ("1998 Statutory Net Income") in excess of 15% of the total consideration issued or payable to the stockholders of Savers pursuant to SECTION 2.5, SECTION 2.6 and SECTION 3.1 (the "1998 Required Return") the Record Holders shall be entitled to receive a Performance Premium (the "1998 Performance Premium") equal to (a) the excess of 1998 Statutory Net Income over the 1998 Required Return, plus
(b) $1,000,000.

     3.3    ALLOCATION.   The  Performance  Premiums,  if  any,  shall   be
allocated among the Record Holders on the basis of the number of shares of Savers Common Stock held immediately prior to the Effective Time.

     3.4    CASH OR SMC COMMON STOCK.

            (a) The 1997 Performance Premium and the 1998 Performance Premium shall be payable either in cash or in shares of SMC Common Stock, or a combination thereof, at the sole option of SMC. If SMC elects to pay either Performance Premium, in whole or in part, in shares of SMC Common Stock, such payment shall consist of the number of shares of SMC Common Stock determined by dividing (i) the amount of cash to which each Record Holder would be entitled in payment of such Performance Payment by (ii) the Average Trading Price of SMC Common Stock for the ten (10) consecutive trading days ending on the fifth day prior to the payment date of such Performance Premium, rounded to the nearest hundredth of a share.

            (b) The 1997 Performance Premium and the 1998 Performance Premium shall be calculated as of December 31, 1997, and December 31, 1998, respectively, based upon the Surviving Corporation's Annual Statements for the years then ended as filed with the North Carolina Department of Insurance. The calculations shall be made no later than April 30, of 1998 and 1999, and the payment dates shall be no later than May 31 of 1998 and 1999, respectively.

     3.5    DELIVERY OF PERFORMANCE PREMIUMS.

            (a) Promptly after the calculation by SMC of the final 1997 Performance Premium and the final 1998 Performance Premium, as the case may be, SMC shall deliver, to the Exchange Agent in trust for the Record Holders, the cash or certificates representing the SMC Common Stock payable with respect to such Performance Premium.

            (b) In the event of any reclassification, stock split or stock dividend with respect to the SMC Common Stock, any change of the SMC Common Stock into other securities or any other dividend or distribution with respect to the SMC Common Stock, other than normal quarterly dividends, as the same may be adjusted from time to time in the ordinary course, or if a record date with respect to any of the foregoing should occur between the time the exchange ratio is established and the applicable payment date, the number of shares determined in accordance herewith shall be appropriately adjusted so as to afford the equitable benefit of such changes to the Record Holders.

            (c) Unless and until a certificate for the Performance Premium shall be delivered to the Record Holders, no dividends payable to holders of record of shares of SMC Common Stock shall be paid to the Record Holders, but there shall be paid to the Record Holders (i) upon such delivery to the Record Holders or as soon as practicable thereafter, the amount, without interest, of the cash dividends with a record date after the applicable payment date and a payment date prior to the date of delivery of such certificate to the Record Holder; and (ii) at the appropriate payment date or as soon as practicable thereafter, the amount, without interest, of any cash dividends with a record date prior to the delivery of the certificate to the Record Holders and a payment date subsequent to such delivery; provided that, with respect to both (i) and
(ii) above, such Record Holder shall not be entitled to receive any such payments for dividends with a record date for dividends prior to the applicable payment date.

            (d)    The   Exchange  Agent  shall  deliver  any  certificates
representing the Performance Premium payable to the Record Holders pursuant to this Article III to the Record Holders at the addresses of the Record Holders as they appeared on the stock records of Savers at the Effective Time or such other addresses as the Record Holders shall provide to the Exchange Agent by written notice. No fractional shares of SMC Common Stock shall be issued or delivered pursuant to this Article III. In lieu of any fractional shares, any Record Holder entitled hereunder to receive fractional shares of SMC Common Stock but for this SECTION 3.5(D) will be entitled hereunder to receive instead a cash payment in lieu thereof, without interest, in an amount equal to (i) the fraction of a share to which such Record Holder would otherwise have been entitled multiplied by
(ii) the Average Trading Price of SMC Common Stock for the ten (10) consecutive trading days ending on the fifth day prior to the payment date of such Performance Premium, rounded to the nearest hundredth of a share.

     3.6 ARBITRATION. Any dispute, controversy or claim arising in connection with the calculation of the Performance Premiums shall be settled by arbitration by three arbitrators to be appointed pursuant to the Rules of the American Arbitration Association and said arbitration shall be conducted in accordance with the Rules of said Association. The arbitration shall be held in Indianapolis, Indiana. The determination of the arbitrators shall be final and binding on the parties. The expenses of the arbitration shall be borne equally between SMC on the one hand, and the Record Holders, on the other. All fees and expenses of the Record Holders shall be subtracted from the Performance Premiums; provided, however, that the arbitrators shall have the discretion to award fees and expenses to the prevailing party. Judgment upon the award entered by the arbitrators may be entered in any court having jurisdiction.

     3.7 ASSIGNABILITY. The right of each Record Holder to receive shares of SMC Common Stock pursuant to this Merger Agreement may not be assigned or transferred in any manner whatsoever except by operation of law or by will.

     3.8 CONTINGENT PAYMENT COMMITTEE. There shall be a "Contingent Payment Committee" consisting of three (3) members having the duties set forth in this ARTICLE III. The initial members will be William G. White, Jr., William Granberry and J. Leon Rumley. Any vacancy in the Contingent Payment Committee caused by the death, resignation or incapacity of a member shall be filled by appointment by the remaining members of the committee, or, if none, by Jerry D. Stoltz, Sr. or Jerry Francis.

     3.9    RIGHT TO OFFSET.

            (a) SMC shall have the right to offset against the Performance Premiums the amount of Losses (as defined in paragraph (b) hereof) incurred by SMC or any of its Affiliates in connection with or arising from any breach or alleged breach of any representation, warranty, covenant or other undertaking of Savers contained in this Merger Agreement.

            (b) For purposes of this Section, "Losses" shall mean any and all losses, costs, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages and expenses (including, but not limited to, any and all reasonable expenses incurred in connection with investigating or defending any claim, action, suit or proceeding incident to any matter indemnified against hereunder, and any and all reasonable fees, and disbursements of legal counsel, investigators, accountants, consultants and witnesses) arising after the Effective Time. Amounts payable to the broker identified in SECTION 4.29 shall not be considered as a Loss under this SECTION 3.9.

            (c) Any claim on account of Losses which is not a Third Party Claim (as defined below) shall be asserted by written notice (a "Claim Notice") given by SMC to the Contingent Payment Committee. A Claim Notice in respect to any action at law or suit in equity by a third party as to which indemnification will be sought ("Third Party Claim") shall be given promptly after the action, suit, investigation, or proceeding is commenced; provided, further, that failure to give such notice shall not prejudice SMC hereunder, unless such failure shall have materially prejudiced the Record Holders. Any Claim Notice shall describe in reasonable detail the facts giving rise to a claim for indemnification hereunder, the amount or method of computation of the amount of such claim, and a reference to the representation and warranty which is alleged to have been breached. The Contingent Payment Committee shall have a period of 30 days within which to respond thereto. If the Contingent Payment Committee does not respond within such 30-day period, the Contingent Payment Committee shall be deemed to have accepted the claim for offset against the Performance Premium and shall have no further right to contest the validity of such claim. If the Contingent Payment Committee does respond within such 30-day period and rejects such claim in whole or in part, the dispute shall be resolved: (i) by the written agreement between SMC and the Contingent Payment Committee;
(ii) by binding arbitration pursuant to SECTION 3.6 hereof; or (iii) by any other means to which SMC and the Contingent Payment Committee shall agree.

            (d) In the event any Claim Notice received by the Contingent Payment Committee remains unresolved on any payment date, the portion of the Performance Premium, if any, which is not subject to any claim of offset shall be paid in accordance with this ARTICLE III.

            (e) SMC shall have the right to conduct and control, through counsel of its choosing, the defense, compromise or settlement of any Third Party Claim as to which indemnification will be sought by SMC hereunder; provided, that the Contingent Payment Committee may participate, through counsel chosen by it and at its own expense, in the defense of any claim, action or suit as to which SMC has so elected to conduct and control the defense thereof; and provided, further, that SMC shall not, without the written consent of the Contingent Payment Committee (which written consent shall not be unreasonably withheld), pay, compromise or settle any such claim, action or suit, except that no such consent shall be required if, following a written request from SMC, the Contingent Payment Committee shall fail, within 14 days after the making of such request, to acknowledge and agree in writing that, if such claim, action or suit shall be adversely determined, the Contingent Payment Committee, through the provisions of the offset continued in this SECTION 3.9, has an obligation to provide indemnification hereunder to SMC. Notwithstanding the foregoing, SMC shall have the right to pay, settle or compromise any such claim, action or suit without such consent, provided that in such event SMC shall waive any right to indemnity therefor hereunder unless such consent is unreasonably withheld.

                            ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF SAVERS

     Savers hereby represents and warrants to SMC as follows:

     4.1 ORGANIZATION. Savers is a domestic stock insurance company duly organized, validly existing and in good standing under the laws of the State of North Carolina and has full corporate power and authority to enter into this Merger Agreement and to perform its obligations under this Merger Agreement. Except as disclosed in SECTION 4.1 of the Disclosure Schedule, Savers is duly licensed, qualified, or admitted to do business as an insurance company and is in good standing in all jurisdictions in which the failure to be so licensed, qualified, or admitted and in good standing, individually or in the aggregate with other such failures, has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Merger Agreement, on the ability of Savers to perform its obligations under this Merger Agreement, or on the Business or Condition of Savers. SECTION 4.1 of the Disclosure Schedule contains a true and complete list of the states in which Savers is licensed to write life and health insurance. Savers has furnished to SMC true and complete copies of the Articles of Incorporation (as certified by the appropriate governmental or regulatory authorities) and the Bylaws of Savers, including all amendments thereto. Savers has made available to SMC the minute books and stock records of Savers. Such minute books do not omit any material minutes of meetings or written resolutions of the board of directors, committees of the board of directors or shareholders of Savers. Such stock records are accurate and complete in all material respects.

     4.2 AUTHORITY. The Board of Directors of Savers has duly and validly approved this Merger Agreement and the transactions contemplated hereby. The shareholders of Savers must approve the Merger. Subject to and upon the prior approval by the shareholders of Savers, this Merger Agreement constitutes a legal, valid, and binding obligation of Savers and is enforceable against Savers in accordance with its terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar Person before which any proceeding therefor may be brought.

     4.3 CAPITAL STOCK. The authorized common capital stock of Savers consists of 20,000,000 shares of common stock, no par value per share, of which 1,779,908 shares are issued and outstanding at the date hereof, all of which shares are validly issued and outstanding, fully paid and nonassessable. Except as disclosed in SECTION 4.3 of the Disclosure Schedule, there are no outstanding securities, obligations, rights, subscriptions, warrants, options, charter or founders insurance policies, phantom stock rights, or (except for this Merger Agreement) other Contracts of any kind that give any Person the right to (a) purchase or otherwise receive or be issued any shares of capital stock of Savers (or any interest therein) or any security or Liability of any kind convertible into or exchangeable for any shares of capital stock of Savers (or any interest therein) or (b) receive any benefits or rights similar to any rights enjoyed by or accruing to a holder of the Common Stock, or any rights to participate in the equity, income, or election of directors or officers of Savers. There are no obligations of Savers to repurchase, redeem or otherwise acquire any of Savers' securities.

     4.4 NO SUBSIDIARIES. Savers does not control (whether directly or indirectly, whether through the ownership of securities or by Contract or proxy, and whether alone or in combination with others) any corporation, partnership, business organization, or other similar Person.

     4.5 NO CONFLICTS OR VIOLATIONS. The execution and delivery of this Merger Agreement by Savers does not, and the performance by Savers of its obligations under this Merger Agreement will not:

            (a) subject to obtaining the approvals contemplated by SECTION 4.5(E) of the Disclosure Schedule hereof, violate any term or provisions of any Law or any writ, judgment, decree, injunction, or similar order applicable to Savers;

            (b) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions, or provisions of the Articles of Incorporation or Bylaws of Savers;

            (c) result in the creation or imposition of any Lien upon Savers or any of its Assets and Properties that individually or in the aggregate with any other Liens has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Merger Agreement, on the ability of Savers to perform its obligations under this Merger Agreement, or on the Business or Condition of Savers or the Surviving Corporation;

            (d) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any Person any right of termination, cancellation, acceleration, or modification in or with respect to, any Contract to which Savers is a party or by which any of its Assets or Properties may be bound and as to which any such conflicts, violations, breaches, defaults, or rights individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Merger Agreement, on the ability of Savers to perform its obligations under this Merger Agreement, or on the Business or Condition of Savers or the Surviving Corporation; or

            (e) require Savers to obtain any consent, approval, or action of, or make any filing with or give any notice to, any Person except:
     (i)  as  disclosed  in  SECTION 4.5(E) of the Disclosure Schedule;  or
     (ii) those which the failure to obtain, make, or give individually or in the aggregate with any other such failures has or may reasonably be expected to have no material adverse effect on the validity or enforceability of this Merger Agreement, on the ability of Savers to perform its obligations under this Merger Agreement, or on the Business or Condition of Savers or the Surviving Corporation.

     4.6 BOOKS AND RECORDS. Except as disclosed in SECTION 4.6 of the Disclosure Schedule, the minute books and other similar records of Savers contain a true and complete record, in all material respects, of all actions taken at all meetings and by all written consents in lieu of meetings of the stockholders, Board of Directors, and each committee thereof of Savers. The Books and Records of Savers accurately reflect in all material respects the Business or Condition of Savers, and have been maintained in all material respects in accordance with good business and bookkeeping practices.

     4.7 SAP STATEMENTS. Savers has previously delivered to SMC true and complete copies of the Annual Statements, and audited SAP basis financial statements of Savers for each of the years ended December 31, 1993, 1994, and 1995, and unaudited SAP basis financial statements of Savers for the nine months ended September 30, 1996 (and the notes relating thereto, whether or not included therein). Except as disclosed in
SECTION 4.7 of the Disclosure Schedule, each such SAP Statement complied in all material respects with all applicable Laws when so filed, and all material deficiencies known to Savers with respect to any such SAP Statement have been cured or corrected. Each such SAP Statement (and the notes relating thereto, whether or not included therein), including, without limitation, each balance sheet and each of the statements of operations, capital and surplus account, and cash flow contained in the respective SAP Statement, was prepared in accordance with SAP, is true and complete in all material respects, and fairly presents the financial condition, the Assets and Properties, and the Liabilities of Savers as of the respective dates thereof and the results of operations and changes in capital and surplus and in cash flow of Savers for and during the respective periods covered thereby.

     4.8 GAAP STATEMENTS. SECTION 4.8 of the Disclosure Schedule contains (i) the audited balance sheets of Savers as of December 31, 1993, 1994 and 1995 and the related statements of income, stockholders' equity and cash flows for the years then ended, together with the appropriate notes to such financial statements, and (ii) the unaudited balance sheet of Savers as of September 30, 1996 and 1995 and the related statements of income and cash flows for the nine months then ended. Except as set forth therein or in the notes thereto, such balance sheets and statements of income and cash flows, have been prepared in conformity with generally accepted accounting principles consistently applied except as otherwise noted, and such balance sheets and related statements of income and cash flows present fairly the financial position and results of operations of Savers as of their respective dates and for the respective periods covered thereby.

     4.9    REGISTRATION  STATEMENT  AND  PROXY  STATEMENT.   None  of  the
information supplied or to be supplied by Savers for inclusion or incorporation by reference in the Registration Statement or the proxy statement (together with any amendments or supplements thereto, the "Proxy Statement") relating to the Stockholders Meetings will (i) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of each Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Savers or its officers and directors should occur which is required to be described in an amendment of, or a supplement to, the Proxy Statement or the Registration Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Savers and/or SMC as appropriate. The Registration Statement will comply (with respect to Savers) as to form in all material respects with the provisions of the Securities Act, and the Proxy Statement will (with respect to Savers) comply as to form in all material respects with the requirements of the Exchange Act.

     4.10 AVAILABILITY OF ASSETS. Except as set forth in SECTION 4.10 of the Disclosure Schedule, Savers owns all of the assets used in its Business (including, but not limited to, all books, records, computers and computer programs and data processing systems) and all such assets are in good condition (subject to normal wear and tear) and serviceable condition and are suitable for the uses for which intended.

     4.11   NO  OTHER  FINANCIAL  STATEMENTS.   Except  for  the  financial
statements described in SECTION 4.7 and SECTION 4.8 (collectively, the "Financial Statements"), since September 30, 1996 no other financial statements have been prepared by or with respect to Savers (whether on a GAAP, SAP, or other basis).

     4.12 RESERVES. All reserves and other similar amounts with respect to insurance and annuities as established or reflected in the SAP Statements of Savers dated as of September 30, 1996 (including, without limitation, the reserves and amounts reflected respectively on lines 1 through 11.3 of page 3 of the September 30, 1996 Quarterly Statement), were determined in accordance with generally accepted actuarial principles that are in accordance with those called for by the provisions of the related insurance and annuity Contracts and in the related reinsurance, coinsurance, and other similar Contracts of Savers, and meet the requirements of the insurance Laws of the State of North Carolina and states in which such insurance and annuity Contracts were issued or delivered. All such reserves and other similar amounts will be adequate (under generally accepted actuarial principles consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured benefits, dividends, claims, and other Liabilities of Savers under all insurance and annuity Contracts under which Savers has or will have any Liability (including, without limitation, any Liability arising under or as a result of any reinsurance, coinsurance, or other similar Contract) on the respective dates of such SAP Statements. Savers owns assets that qualify as legal reserve assets under applicable insurance Laws in an amount at least equal to all such required reserves and other similar amounts.

     4.13 ABSENCE OF CHANGES. Except as disclosed in SECTION 4.13 of the Disclosure Schedule or as specifically reflected in the September 30, 1996 SAP Statement, or except for changes or developments relating to the conduct of the Business of Savers after the date of this Merger Agreement in conformity with this Merger Agreement, since December 31, 1995, there has not been, occurred, or arisen any change in, or any event (including without limitation any damage, destruction, or loss whether or not covered by insurance), condition, or state of facts of any character that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of Savers. Except as disclosed in SECTION 4.13 of the Disclosure Schedule (with paragraph references corresponding to those set forth below), or except as specifically reflected in the September 30, 1996 SAP Statement, since December 31, 1995, Savers has operated only in the ordinary course of business and consistent with past practice, and (without limiting the generality of the foregoing) there has not been, occurred, or arisen:

            (a) any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of Savers or any direct or indirect redemption, purchase, or other acquisition by Savers of any such stock or of any interest in or right to acquire any such stock;

            (b) any employment, deferred compensation, or other salary, wage, or compensation Contract entered into between Savers and any of its officers, directors, employees, agents, consultants, or similar representatives, except for normal and customary Contracts with officers, employees, agents and consultants in the ordinary course of business and consistent with past practices; or any increase in the salary, wages, or other compensation of any kind, whether current or deferred, of any officer, director, employee, agent, consultant, or other similar representative of Savers other than routine increases that were made in the ordinary course of business and consistent with past practices; or any creation of any Benefit Plan or any contribution to or amendment or modification of any Benefit Plan;

            (c) any issuance, sale, or disposition by Savers of any debenture, note, stock, or other security issued by Savers, or any modification or amendment of any right of the holder of any outstanding debenture, note, stock, or other security issued by Savers;

            (d) any Lien created on or in any of the Assets and Properties of Savers, or assumed by Savers with respect to any of such Assets and Properties, which Lien relates to Liabilities individually or in the aggregate exceeding $25,000 for Savers or which Lien individually or in the aggregate with any other Liens has or may reasonably be expected to have a material adverse effect on the Business or Condition of Savers or the Surviving Corporation;

            (e) any prepayment of any Liabilities individually or in the aggregate exceeding $10,000;

            (f) any Liability involving the borrowing of money by Savers;

            (g) any Liability incurred by Savers in any transaction (other than pursuant to any insurance or annuity Contract entered into in the ordinary course of business and consistent with past practice) not involving the borrowing of money;

            (h) any damage, destruction, or loss (whether or not covered by insurance) affecting any of the Assets and Properties of Savers, which damage, destruction, or loss individually exceeds $25,000 or the result of which individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of Savers or the Surviving Corporation;

            (i)   any   work   stoppage,   strike,  slowdown,  other  labor
     difficulty, or (to the best knowledge of Savers) union organizational campaign (in process or threatened) at or affecting Savers;

            (j) any material change in any underwriting, actuarial, investment, financial reporting, or accounting practices or policies followed by Savers, or in any assumption underlying such a practices or policies, or in any method of calculating any bad debt, contingency, or other reserve for financial reporting purposes or for any other accounting purposes;

            (k) any payment, discharge, or satisfaction by Savers of any Lien or Liability other than Liens or Liabilities that were paid, discharged, or satisfied since December 31, 1995 in the ordinary course of business and consistent with past practice, or were paid, discharged, or satisfied as required under this Merger Agreement;

            (l) any cancellation of any Liability owed to Savers by any other Person;

            (m) any write-off or write-down of, or any determination to write off or down any of, the Assets and Properties of Savers or any portion thereof, except for write-offs or write-downs that do not exceed $10,000 individually or in the aggregate for Savers;

            (n) any sale, transfer, or conveyance of any investments, or any other Assets and Properties, of Savers with an individual book value or with an aggregate book value in excess of $10,000, except as contemplated in SECTION 7.3, and except in the ordinary course of business and consistent with past practices;

            (o) any amendment, termination, waiver, disposal, or lapse of, or other failure to preserve, any license, permit, or other form of authorization of Savers, the result of which individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of Savers or the Surviving Corporation;

            (p)  any  transaction  or  arrangement under which Savers paid, lent, or advanced any amount to or in respect of, or sold, transferred, or leased any of its Assets and Properties or any service to, (i) any employee, officer, director or shareholder of Savers (except for payments of salaries and wages in the ordinary course of business and consistent with past practice, and except for payments made pursuant to any Contract disclosed in SECTION 4.13(B) or
     SECTION 4.22(A) of the Disclosure Schedule), or of any Affiliate of Savers, or of any such employee, officer, director or shareholder;
     (ii) any business or other Person in which Savers, any such employee, officer, director or shareholder, or any such Affiliate has any material interest, except for advances made to, or reimbursements of, officers or directors of Savers for travel and other business expenses in reasonable amounts in the ordinary course of business and consistent with past practice; or any Affiliate of Savers pursuant to any Contract of the type described in SECTION 4.22(G);

            (q) any material amendment of, or any failure to perform all of its obligations under, or any default under, or any waiver of any right under, or any termination (other than on the stated expiration date) of, any Contract that involves or reasonably would involve the annual expenditure or receipt by Savers of more than $25,000 or that individually or in the aggregate is material to the Business or Condition of Savers or the Surviving Corporation;

            (r) any decrease in the amount of, or any material change in the nature of, the insurance or annuities in force of Savers or any material change in the amount or nature of the reserves, liabilities or other similar amounts of Savers with respect to insurance and annuity Contracts (including, without limitation, reserves and other similar amounts of a type required to be reflected respectively on lines 1 through 11.3 on page 3 of an Annual Statement of Savers);

            (s) any amendment to the Articles of Incorporation or Bylaws of Savers;

            (t) any termination, amendment, or execution by Savers of any reinsurance, coinsurance, or other similar Contract, as ceding or assuming insurer;

            (u) any expenditure or commitment for additions to property, plant, equipment or other tangible or intangible capital assets of Savers, except for any expenditure or commitment that does not exceed $10,000 individually or the result of which individually or in the aggregate does not have and may not reasonably be expected to have a material adverse effect on the Business or Condition of Savers or the Surviving Corporation;

            (v) any amendment or introduction by Savers of any insurance or annuity Contract other than in the ordinary course of business and consistent with past practice; or

            (w) any Contract to take any of the actions described in this Section other than actions expressly permitted under this Section.

     4.14 NO UNDISCLOSED LIABILITIES. Except to the extent specifically reflected in the balance sheet included in the September 30, 1996 SAP Statement (or in the notes relating thereto), or except as disclosed in
SECTION 4.14 of the Disclosure Schedule, there were no Liabilities (other than policyholder benefits payable in the ordinary course of business and consistent with past practices) against, relating to, or affecting Savers as of September 30, 1996 that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the Business or Condition of Savers or the Surviving Corporation. Except to the extent specifically reflected in the balance sheet included in the September 30, 1996 SAP Statement (or in the notes relating thereto), or except as disclosed in SECTION 4.14 of the Disclosure Schedule, since September 30, 1996, Savers has not incurred any Liabilities (other than policyholder benefits payable in the ordinary course of business and consistent with past practice) that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the Business or Condition of Savers or the Surviving Corporation.

     4.15   TAXES.   Except  as disclosed in SECTION 4.15 of the Disclosure
Schedule (with paragraph references corresponding to those set forth below):

            (a) All Tax Returns required to be filed with respect to Savers have been duly and timely filed, and all such Tax Returns are true and complete in all material respects. Savers has duly and timely paid all Taxes that are due, or claimed or asserted by any taxing authority to be due, from Savers for the periods covered by such Tax Returns or has duly provided for all such Taxes in the Books and Records of Savers and in accordance with GAAP and SAP, including, without limitation, in the Financial Statements. There are no Liens with respect to Taxes (except for Liens with respect to real and personal property Taxes not yet due) upon any of the Assets and Properties of Savers.

            (b) With respect to any period for which Tax Returns have not yet been filed, or for which Taxes are not yet due or owing, Savers have made due and sufficient current accruals for such Taxes in its Books and Records and in accordance with SAP and GAAP, and such current accruals through the Closing Date are duly and fully provided for in the SAP and GAAP Financial Statements of Savers for the period then ended.

            (c) The United States federal income Tax Returns of Savers and of each affiliated group (within the meaning of the Code) of which Savers is or has been a member have not been audited or examined by the IRS, and the statute of limitations for all periods through the year 1989 has expired. The state, local, and foreign income Tax Returns of Savers have not been audited or examined, and all statutes of limitation for all applicable state, local, and foreign taxable periods through the respective years specified in SECTION 4.15(C) of the Disclosure Schedule have expired. There are no outstanding agreements, waivers, or arrangements extending the statutory period of limitation applicable to any claim for, or the period for the collection or assessment of, Taxes due from Savers for any taxable period. Savers has previously delivered to SMC true and complete copies of each of the United States federal, state, local, and foreign income Tax Returns, for each of the last three taxable years, filed by Savers (insofar as such returns relate to either Savers) filed by any affiliated or consolidated group of which Savers was then a member.

            (d) No audit or other proceeding by any court, governmental or regulatory authority, or similar Person is pending or (to the knowledge of Savers) threatened with respect to any Taxes due from Savers or any Tax Return filed by or relating to Savers. To the best knowledge of Savers, no assessment of Tax is proposed against Savers or any of its Assets and Properties.

            (e) No election under any of Sections 108, 168, 338, 441, 463, 472, 1017, 1033, or 4977 of the Code (or any predecessor provisions) has been made or filed by or with respect to Savers or any of its Assets and Properties. No consent to the application of
     Section 341(f)(2) of the Code (or any predecessor provision) has been made or filed by or with respect to Savers or any of its Assets and Properties. None of the Assets and Properties of Savers is an asset or property that SMC or any of its Affiliates is or will be required to treat as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately before the enactment of the Tax Reform Act of 1986, or tax-exempt use property within the meaning of
     Section  168(h)(1) of the Code.   No  closing  agreement  pursuant  to
     Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local, or foreign Law has been entered into by or with respect to Savers or any of its Assets and Properties.

            (f) Savers has not agreed to nor is required to make any adjustment pursuant to Section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of Savers, and Savers does not have any application pending with any taxing authority requesting permission for any changes in any accounting method of Savers. To the best knowledge of Savers, the IRS has not proposed any such adjustment or change in accounting method.

            (g) Savers has not been or is in violation (or with notice or lapse of time or both, would be in violation) of any applicable Law relating to the payment or withholding of Taxes. Savers has duly and timely withheld from employee salaries, wages, and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws.

            (h) Savers is not a party to, is not bound by, and has no obligation under, any Tax sharing Contract or similar Contract; notwithstanding any disclosure contained in the Disclosure Schedule, Savers represents and warrants that, at the Closing, Savers shall not be a party to, be bound by or have any obligation under, any Tax sharing Contract or similar Contract or arrangement. Savers is not a foreign person within the meaning of Section 1445(f)(3) of the Code.

            (i) Savers has not made any direct, indirect, or deemed distributions that have been or could be taxed under Section 815 of the Code.

            (j) All ceding commission expenses paid or accrued by Savers in connection with any reinsurance arrangement or Contract or transaction have been capitalized and amortized over the life or lives of such reinsurance arrangement or Contract in accordance with the decision of the United States Supreme Court in COLONIAL AMERICAN LIFE INSURANCE COMPANY V. COMMISSIONER OF INTERNAL REVENUE, 109 S.Ct. 240 (1980).

            (k) No material Liabilities have been proposed in connection with any audit or other proceeding by any court, governmental or regulatory authority, or similar Person with respect to any Taxes due from Savers or any Tax Return filed by or relating to Savers.

            (l) Savers is a not party to any agreement, contract, plan or arrangement that has resulted, or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

     4.16   LITIGATION.   Except  as  disclosed  in  SECTION  4.16  of  the
Disclosure Schedule (with paragraph references corresponding to those set forth below):

            (a) There are no actions, suits, investigations, or proceedings pending, or (to the best knowledge of Savers) threatened, against or affecting Savers or any of its Assets and Properties, at law or in equity, in, before, or by any Person that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Merger Agreement, on the ability of Savers to perform its obligations under this Merger Agreement, or on the Business or Condition of Savers or the Surviving Corporation.

            (b) There are no actions, suits, investigations, or proceedings pending, or (to the best knowledge of Savers) threatened, against Savers or any of its Assets and Properties, at law or in equity, in, before, or by any Person that individually involve a claim or claims for any injunction or similar relief or for Damages exceeding $25,000 or an unspecified amount of Damages.

            (c) There are no writs, judgments, decrees, or similar orders of any Person outstanding against Savers that individually exceed $10,000 or that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the Business or Condition of Savers, and there are no injunctions or similar orders of any Person outstanding against Savers or the Surviving Corporation.

     4.17 COMPLIANCE WITH LAWS. To the best knowledge of Savers and except as disclosed in SECTION 4.17 of the Disclosure Schedule, Savers has not been and is not in violation (or with or without notice or lapse of time or both, would be in violation) of any term or provision of any Law or any writ, judgment, decree, injunction, or similar order applicable to Savers or any of its Assets and Properties, the result of which violation individually or violations in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of Savers or the Surviving Corporation. Without limiting the generality of the foregoing:

            (a) Since January 1, 1996, Savers has duly and validly filed or caused to be so filed all reports, statements, documents, registrations, filings, or submissions that were required by Law to be filed with any Person and as to which the failure to so file, individually in the aggregate with other such failures, has or may reasonably be expected to have a material adverse effect on the Business or Condition of Savers or the Surviving Corporation; all such filings complied with applicable Laws in all material respects when filed and, no material deficiencies have been asserted by any Person with respect to any such filings.

            (b) Savers has previously delivered to SMC the reports reflecting the results of the most recent financial examination of Savers issued by the North Carolina Department of Insurance. All material deficiencies or violations in such previously issued reports have been resolved to the satisfaction of the State of North Carolina Department of Insurance.

            (c) Except as disclosed in SECTION 4.17(C) of the Disclosure Schedule, all outstanding insurance and annuity Contracts issued, reinsured, or underwritten by Savers are, to the extent required under applicable Laws, on forms approved by the insurance regulatory authority of the jurisdiction where issued or have been filed with and not objected to by such authority within the period provided for objection.

            (d) (1) SECTION 4.17(D) of the Disclosure Schedule contains a true and complete list of each master or prototype (as well as any individually designed) pension, profit sharing, defined benefit, Code
     Section 401(k), and other retirement or employee benefit plan or Contract (including, but not limited to, simplified employee pension plans, Code Section 403(a), (b) and (c) annuities, Keogh plans, and individual retirement accounts and annuities) offered or sold by Savers to, or maintained or sponsored for the benefit of any employees of, any other Person, and each determination letter relating to the creation or amendment of any such plan or Contract. Except as disclosed in SECTION 4.17(D) of the Disclosure Schedule, each such plan or Contract in all material respects conforms with, and has been offered, sold, maintained, and sponsored in accordance with, all applicable Laws. Except as disclosed in SECTION 4.17(D) of the Disclosure Schedule, Savers is not a fiduciary with respect to any plan or Contract referenced in this SECTION 4.17(D).

               (2) Savers does not provide administrative or other contractual services for any plan or Contract referenced in this
     SECTION 4.17(D), including, but not limited to, any third party administrative services for an Employee Welfare Benefit Plan.

               (3) To the extent that Savers maintains any collective or commingled funds or accounts which restrict the Persons who may invest therein to tax-exempt entities or qualified plans, each such fund or account (of which a true and complete list and description is disclosed in SECTION 4.17(D)(3) of the Disclosure Schedule) has been established, maintained and operated in accordance with all applicable Laws, has maintained its tax-exempt status and has no nonqualified plans or trusts or other taxable entities investing in it.

               (4) In addition to the representations and warranties contained in SECTION 4.16, there are no claims pending, or (to the best knowledge of Savers) threatened, against Savers or any of its Assets and Properties, under any fiduciary liability insurance policy issued by or to Savers that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of Savers or the Surviving Corporation.

     4.18   BENEFIT PLANS, ERISA.

            Except as disclosed in SECTION 4.18 of the Disclosure Schedule, Savers has not had within the past six (6) years and does not currently have any Benefit Plan or any commitment or obligation to create any Benefit Plan.

            (a) Neither Savers, nor any of its respective Affiliates has any Contract, plan, or commitment, whether legally binding or not, to create any additional Benefit Plan or to modify or change any existing Benefit Plan. Each contribution or other payment required to be made or to be voluntarily made by Savers on or before December 31, 1995 with respect to any of the Benefit Plans has been made.

            (b) None of the Benefit Plans is or has been a multi-employer plan, as that term is defined in Section 3(37) of ERISA. There has been no transaction, action, or omission involving Savers, any ERISA Affiliate, or (to the best knowledge of Savers) any fiduciary, trustee, or administrator of any Benefit Plan, or any other Person dealing with any such Benefit Plan or the related trust or funding vehicle, that in any manner violates or will result in a violation (with or without notice or lapse of time or both) of Sections 404 or 406 of ERISA or constitutes or will constitute (with or without notice or lapse of time or both) a prohibited transaction (as defined in
     Section 4975(c)(I) of the Code or Section 406 of ERISA) for which there exists neither a statutory nor a regulatory exemption and which could subject Savers or any party in interest (as defined in
     Section  3(14)  of  ERISA)  to  criminal  or  civil   sanctions  under
     Section 501 or 502 of ERISA, or to Taxes under Code Section 4975, or to any other Liability.

            (c) There has been no reportable event (as defined in Section 4043(b) of ERISA) with respect to any Employee Pension Benefit Plan or any Employee Welfare Benefit Plan for which notice to the PBGC has not been waived by rule or regulation. Neither Savers, nor any ERISA Affiliate has any Liability to the PBGC (other than any Liability for insurance premiums not yet due to the PBGC), to any present or former participant in or beneficiary of any Benefit Plan (or any beneficiary of any such participant or beneficiary), or to any Employee Pension Benefit Plan or any Employee Welfare Benefit Plan. No event, fact, or circumstance has arisen or occurred that has resulted or may reasonably be expected to result in any such Liability or a claim against Savers by the PBGC, by any present or former participant in or any beneficiary of any Employee Pension Benefit Plan or any Employee Welfare Benefit Plan (or any beneficiary of any such participant or beneficiary), or by any such Benefit Plan. No filing has been or will be made by Savers, or any ERISA Affiliate, and no proceeding has been commenced, for the complete or partial termination of any Employee Pension Benefit Plan or any Employee Welfare Benefit Plan, and no complete or partial termination of any such Benefit Plan has occurred or, as a result of the execution or delivery of this Merger Agreement or the consummation of the transactions contemplated hereby, will occur.

            (d) All amounts that Savers is required to pay by Law or under the terms of the Benefit Plans as a contribution or other payment to or in respect of such Benefit Plans as of December 31, 1995 have been paid. The funding method used in connection with each Benefit Plan that is or at any time has been subject to the funding requirements of Title I, Subtitle B, Part 3 of ERISA, meets the requirements of ERISA and the Code. No Benefit Plan subject to Title IV of ERISA (or any trust established thereunder) has ever incurred any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Benefit Plan. With respect to any period for which any contribution or other payment to or in respect of any Benefit Plan is not yet due or owing, Savers has made due and sufficient current accruals for such contributions and other payments in accordance with GAAP and SAP, and such current accruals through the Closing will be duly and fully provided for in the SAP Statement of Savers for the period then ended.

            (e) Each Benefit Plan is and has been operated and administered in all material respects in accordance with all applicable Laws, including, without limitation, ERISA and the Code. Each of the Employee Pension Benefit Plans and Employee Welfare Benefit Plans that is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and satisfies the requirements of Sections 401(a) and 501(a) of the Code. There exists no fact, condition, or set of circumstances that has or may reasonably be expected to have a material adverse effect on the qualified status of any Employee Pension Benefit Plan or any Employee Welfare Benefit Plan intended to be so qualified or the intended United States federal income Tax treatment or consequences of any Employee Pension Benefit Plan or any Employee Welfare Benefit Plan. None of the Benefit Plans, or any related trust or funding vehicle, conducts or has conducted any unrelated trade or business as that term is defined in Section 513 of the Code. All necessary governmental approvals, determinations, and notifications for all Employee Pension Benefit Plans and all Employee Welfare Benefit Plans have been obtained.

            (f) Any actuarial assumptions utilized by Savers in connection with determining the funding of each Employee Pension Benefit Plan (as set forth in the actuarial report for such Benefit Plan) are reasonable in all material respects. The fair market value of the Assets or Properties held under each Employee Pension Benefit Plan exceeds the actuarially determined present value of all accrued benefits of such Benefit Plan (whether or not vested) determined on an ongoing-Benefit Plan basis.

            (g) Except as disclosed in SECTION 4.18(G) of the Disclosure Schedule, and except for claims by third parties for benefits owed to participants or beneficiaries under the Benefit Plans, and except for divorce proceedings, there are no pending or (to the best knowledge of Savers) threatened actions, suits, investigations, or other proceedings by any present or former participant or beneficiary under any Benefit Plan (or any beneficiary of any such participant or beneficiary) involving any Benefit Plan or any rights or benefits under any Benefit Plan or any rights or benefits under any Benefit Plan other than ordinary and usual claims for benefits by participants or beneficiaries thereunder. There is no writ, judgment, decree, injunction, or similar order of any court, governmental or regulatory authority, or other similar Person outstanding against or in favor of any Benefit Plan or any fiduciary thereof.

            (h) Except as disclosed in SECTION 4.18(H) of the Disclosure Schedule, Savers is not a party to any employee collective bargaining agreement, advisory or service agreement, deferred compensation agreement, confidentiality agreement or covenant not to compete.

            (i) Except as disclosed in SECTION 4.18(I) of the Disclosure Schedule, Savers does not have any stock option, stock purchase, bonus or other incentive plan or agreement.

            (j) SECTION 4.18(J) of the Disclosure Schedule contains: (i) a list of all employees of Savers as of September 30, 1996 whose then current annual compensation was in excess of $50,000; (ii) the then current annual compensation of, and a description of the fringe benefits (other than those generally available to employees of Savers) provided by Savers to any such employees; (iii) a list of all present or former employees of Savers paid in excess of $50,000 in calendar year 1995 who have terminated or given notice of their intention to terminate their relationship with Savers since January 1, 1996; (iv) a list of any increase, effective after December 31, 1995, in the rate of compensation of any employees if such increase exceeds 10% of the previous annual salary of such employee; and (v) a list of all substantial changes in job assignments of, or arrangements with, or promotions or appointments of, any employees whose compensation as of December 31, 1995 was in excess of $50,000 per annum.

     4.19 EMPLOYEE RELATIONS. Except as set forth in SECTION 4.19 of the Disclosure Schedule, Savers has complied in respect of the Business with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and to the operation of the Business of Savers and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. Savers believes that its relations with the employees are satisfactory. Savers is not a party to, and is not affected by or threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining. Savers is not materially affected by any dispute or controversy with a union or with respect to unionization or collective bargaining involving any supplier or customer of Savers.

     4.20   PROPERTIES.    Except  as  disclosed  in  SECTION  4.20  of the
Disclosure Schedule (with paragraph references corresponding to those set forth below):

            (a) Savers has good and valid title to all debentures, notes, stocks, securities, and other assets that are of a type required to be disclosed in Schedules B through DB of its Annual Statement and that are owned by it, free and clear of all Liens.

            (b) Savers owns good and indefeasible title to, or has a valid leasehold interest in, all real property used in the conduct of its business, operations, or affairs or of a type required to be disclosed in Schedule A of Savers' Annual Statement, free and clear of all Liens. All such real property, other than raw land, is in good operating condition and repair and is suitable for its current uses. No improvement on any such real property owned, leased, or held by Savers encroaches upon any real property of any other Person. Savers owns, leases, or has a valid right under Contract to use adequate means of ingress and egress to, from, and over all such real property.
     SECTION 4.20(B) of the Disclosure Schedule contains a brief description of (i) each parcel of real property owned by Savers (the "Owned Real Property") (showing the record title holder, legal description, permanent index number, location, improvements, the uses being made thereof and any indebtedness secured by a mortgage or other Lien thereon) and (ii) each option held by Savers to acquire any real property. Complete and correct copies of any title opinions, surveys and appraisals Savers' possession or any policies of title insurance currently in force and in the possession of Savers with respect to each such parcel have heretofore been delivered to SMC.

            (c) Savers owns good and indefeasible title to, or has a valid leasehold interest in or has a valid right under Contract to use, all tangible personal property that is used in the conduct of its business, operations, or affairs, free and clear of all Liens. All such tangible personal property is in good operating condition and repair and is suitable for its current uses.

            (d) Savers has, and at all times after the Closing will have, the right to use, free and clear of any royalty or other payment obligations, claims of infringement or alleged infringement, or other Liens, all marks, names, trademarks, service marks, patents, patent rights, assumed names, logos, trade secrets, copyrights, trade names, and service marks that are used in the conduct of its business, operations, or affairs (of which a true and complete list and description is disclosed in SECTION 4.20(D) of the Disclosure Schedule), and all computer software, programs, and similar systems owned by or licensed to Savers, or any Affiliate of Savers or used in the conduct of its business, operations, or affairs (of which a true and complete list and description is disclosed in SECTION 4.20(D) of the Disclosure Schedule). Savers is not in conflict with or in violation or infringement of, and Savers has not received any notice of any conflict with or violation or infringement of or any claimed conflict with, any asserted rights of any other Person with respect to any intellectual property or any computer software, programs, or similar systems, including, without limitation, any of such items disclosed in SECTION 4.20(D) of the Disclosure Schedule.

     4.21 ENVIRONMENTAL MATTERS. Except as set forth in SECTION 4.21 of the Disclosure Schedule:

            (a) The operations of Savers comply with all applicable Environmental Laws.

            (b) Savers has obtained all environmental, health and safety Governmental Permits necessary for its operation, and all such Governmental Permits are in good standing and Savers is in compliance with all terms and conditions of such permits.

            (c) None of Savers nor any of its Property or operations, or its past Property or operations, is subject to any on-going investigation by, order from or agreement with any Person(including without limitation any prior owner or operator of Property) respecting
     (i) any Environmental Law, (ii) any Remedial Action or (iii) any claim of Losses and Expenses arising from the Release or threatened Release of a Contaminant into the environment.

            (d) Savers is not subject  to  any  judicial  or administrative
     proceeding,   order,  judgment,  decree  or  settlement  alleging   or
     addressing a violation of or liability under any Environmental Law.

            (e) Savers has not with respect to the Business of Savers:

               (i)  reported a Release of a hazardous substance pursuant to
            Section 103(a) of CERCLA, or any state equivalent;

               (ii)  filed a notice pursuant to Section 103(c) of CERCLA;

               (iii) filed notice pursuant to Section 3010 of RCRA, indicating the generation of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent; or

               (iv)   filed  any  notice under any applicable Environmental
            Law  reporting  a  substantial   violation  of  any  applicable
            Environmental Law.

            (f) There is not now, nor to the best knowledge of Savers has there ever been, on or in any of its Property:

               (i) any treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent, that requires or required a Governmental Permit pursuant to Section 3005 of RCRA; or

               (ii) any underground storage tank or surface impoundment or landfill or waste pile.

            (g) There is not now on or in any of its Property any polychlorinated biphenyls (PCB) used in pigments, hydraulic oils, electrical transformers or other equipment.

            (h) Savers has not received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant.

            (i) No Environmental Encumbrance has attached to any Property of Savers.

            (j) Any asbestos-containing material which is on or part of any Property of Savers is in good repair according to the current standards and practices governing such material, and its presence or condition does not violate any currently applicable Environmental Law.

     4.22 CONTRACTS. SECTION 4.22 of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other documents or arrangements (true and complete copies, or, if none, written descriptions, of which have been made available to SMC, together with all amendments thereto), to which Savers is a party or by which any of its Assets and Properties is or may be bound:

            (a) all employment, agency, consultation, or representation Contracts or other Contracts of any type (including, without limitation, loans or advances) with any present officer, director, employee, agent, consultant, or other similar representative of Savers (or former officer, director, employee, agent, consultant or similar representative of Savers, if there exists any present or future liability with respect to such Contract, whether now existing or contingent) (other than Contracts with consultants and similar representatives who do not receive compensation of $25,000 or more per year and other than employment or agency Contracts, not containing terms which are unduly burdensome to Savers, with agents who do not receive compensation of $25,000 or more per year), and the name, position, and rate of compensation of each such Person and the expiration date of each such Contract, as well as all sick leave, vacation, holiday, and other similar practices, procedures, and policies of Savers established or administered other than as Benefit Plans;

            (b) all Contracts with any Person containing any provision or covenant limiting the ability of Savers to engage in any line of business or to compete with or to obtain products or services from any Person or limiting the ability of any Person to compete with or to provide products or services to Savers;

            (c) all partnership, joint venture, profit-sharing, alliance or similar Contracts with any Person (other than Benefit Plans);

            (d) all Contracts relating to the borrowing of money by Savers or to the direct or indirect guarantee by Savers of any obligation for borrowed money in excess of $25,000 in the aggregate for Savers or any of its Affiliates, or any other Liability in respect of indebtedness of any other Person, including without limitation any Contract relating to the maintenance of compensating balances that are not terminable by Savers without penalty upon not more than sixty (60) calendar days' notice, any line of credit or similar facility, the payment for property, products, or services of any other Person even if such property, products, or services are not conveyed, delivered, or rendered, or the obligation to take-or-pay, keep-well, make-whole, or maintain surplus or earnings levels or perform other financial ratios or requirements; SECTION 4.22(D) of the Disclosure Schedule contains a true and complete list of any requirements for consents or approvals of creditors needed to consummate the transactions contemplated hereby;

            (e) all leases or subleases of real property used in Savers' business, operations, or affairs, and all other leases, subleases, or rental or use Contracts for which Savers is liable;

            (f) all Contracts relating to the future disposition or acquisition of any investment in or security of any Person or of any interest in any business enterprise (other than the disposition or acquisition of investments in the ordinary course of business and consistent with past practice);

            (g) all Contracts or arrangements (including, without limitation, those relating to the sharing or allocation of expenses, personnel, services, or facilities) between or among Savers and any of its Affiliates or any other Person who is described in
     SECTION 4.13(P);

            (h) all reinsurance, coinsurance, or other similar Contracts indicating, with respect to each such Contract, the information required to be disclosed in Schedule S of Savers' Annual Statement;

            (i) all outstanding proxies, powers of attorney, or similar delegations of authority of Savers, except for powers of attorney for the service of process pursuant to applicable insurance Laws, except as incident to participation by Savers in the insurance guaranty fund of any State wherein Savers is required or elects to participate in such fund.

            (j) all Contracts for any product, service, equipment, facility, or similar item (other than insurance and annuity Contracts issued, reinsured, or underwritten by Savers and other than reinsurance, coinsurance, and other similar Contracts) that by their respective terms do not expire or terminate or are not terminable by Savers, without penalty or other Liability, within six (6) months after December 31, 1996; and

            (k) all other Contracts (other than insurance and annuity Contracts issued, reinsured, or underwritten by Savers) that involve the payment or potential payment pursuant to the terms of such Contracts, by or to Savers of more than $10,000 individually or in the aggregate or that are otherwise material to the Business or Condition of Savers or the Surviving Corporation.

Except as set forth in SECTION 4.22 of the Disclosure Schedule, each of the leases, contracts and other agreements listed the Disclosure Schedule (collectively, the "Savers Agreements") constitutes a valid and binding obligation of the parties thereto and is in full force and effect and (except for those Savers Agreements which by their terms will expire or are otherwise terminated prior to the Effective Time in accordance with the provisions hereof) and will continue in full force and effect after the Effective Time, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder and without the consent, approval or act of, or the making of any filing with, any other party. Savers has fulfilled and performed its obligations under each of the Savers Agreements, and Savers is not in, or alleged to be in, breach or default under, nor is there or is there alleged to be any basis for termination of, any of the Savers Agreements, and no other party to any of the Savers Agreements has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by Savers or by any such other party. Savers is not currently renegotiating any of the Savers Agreements or paying liquidated damages in lieu of performance thereunder. None of the Savers Agreements contains terms unduly burdensome to Savers or is harmful to the Business. Complete and correct copies of each of the Savers Agreements have heretofore been made available to SMC.

     4.23   INSURANCE  ISSUED  BY  SAVERS.   Except  as  required by Law or
except as disclosed in SECTION 4.23 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

            (a) All insurance or annuity Contract benefits payable to Savers by any other Person that is a party to or bound by any reinsurance, coinsurance, or other similar Contract with Savers have in all material respects been paid in accordance with the terms of the insurance, annuity, and other Contracts under which they arose.

            (b) No outstanding insurance or annuity Contract issued, reinsured, or underwritten by Savers entitles the holder thereof or any other Person to receive dividends, distributions, or to share in the income of Savers or receive any other benefits based on the revenues or earnings of Savers or any other Person.

            (c) The underwriting standards utilized and ratings applied by Savers and (to the best knowledge of Savers) by any other Person that is a party to or bound by any reinsurance, coinsurance, or other similar Contract with Savers conform in all material respects to industry accepted practices and to the standards and ratings required pursuant to the terms of the respective reinsurance, coinsurance or other similar Contracts.

            (d) To the best knowledge of Savers all amounts to which Savers is entitled under reinsurance, coinsurance, or other similar Contracts (including without limitation amounts based on paid and unpaid losses) are fully collectible.

            (e) To the  best  knowledge of Savers, each insurance agent, at the time such agent wrote, sold, or produced business for Savers, was duly licensed as an insurance agent (for the type of business written, sold, or produced by such insurance agent) in the particular jurisdiction in which such agent wrote, sold or produced such business for Savers.

            (f) To the best knowledge of Savers, no such insurance agent violated (or with or without notice or lapse of time or both, would have violated) any term or provision of any Law or any writ, judgment, decree, injunction, or similar order applicable to the writing, sale or production of business for Savers.

            (g) The tax treatment under the Code of all insurance, annuity or investment policies, plans, or contracts; all financial products, employee benefit plans, individual retirement accounts or annuities; or any similar or related policy, contract, plan, or product, whether individual, group, or otherwise, issued or sold by Savers is and at all times has been the same or more favorable to Savers, policyholder or intended beneficiaries thereof as the tax treatment under the Code for which such contracts qualified or purported to qualify at the time of its issuance or purchase. For purposes of this SECTION 4.23(G), the provisions of the Code relating to the tax treatment of such contracts shall include, but not be limited to, Sections 72, 79, 89, 101, 104, 105, 106, 125, 130, 401, 402, 403, 404, 408, 412, 415, 419,
     419A, 501, 505, 817, 818, 7702, and 7702A of the Code.

            (h) There are no reinsurance, coinsurance or other similar Contracts under which Savers receives or has received surplus relief.

     4.24 THREATS OF CANCELLATION. Except as disclosed in SECTION 4.24 of the Disclosure Schedule, since December 31, 1995, no policyholder, group of policyholder Affiliates, or Persons writing, selling, or producing insurance business that individually or in the aggregate accounted for five percent 5% or more of the premium or annuity income of Savers for the year ended December 31, 1995, has terminated or (to the best knowledge of Savers) threatened to terminate its relationship with Savers.

     4.25 LICENSES AND PERMITS. Except as disclosed in SECTION 4.25 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

            (a) Savers owns or validly holds, all licenses, franchises, permits, approvals, authorizations, exemptions, classifications, certificates, registrations and similar documents or instruments that are required for its business, operations and affairs and that the failure to so own or hold has or may reasonably be expected to have a material adverse effect on its Business or Condition.

            (b) All such licenses, franchises, permits, approvals, authorizations, exemptions, classifications, certificates, registrations and similar documents or instruments are valid and in full force and effect and free of any restrictions imposed by any Person.

            (c) Savers is in compliance in all material respects with its obligations under the foregoing, with only such exceptions as, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Business or Condition of Savers, and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination of any of the foregoing.

     4.26 OPERATIONS INSURANCE. SECTION 4.26 of the Disclosure Schedule contains a true and complete list and description of all liability, property, workers' compensation, directors and officers liability and other similar insurance Contracts that insure the business, operations, or affairs of Savers or affect or relate to the ownership, use, or operations of any of the Assets and Properties of Savers and that have been issued to Savers or any of its Affiliates (including, without limitation, the names and addresses of the insurers, the expiration dates thereof, and the annual premiums and payment terms thereof) or that are held by Savers or by any Affiliate of Savers for the benefit of the Surviving Corporation following the Effective Time. All such insurance is in full force and effect and (to the best knowledge of Savers) is with financially sound and reputable insurers and, in light of the business, operations, and affairs of Savers, is in amounts and provides coverage that are reasonable and customary for Persons in similar businesses.

     4.27 INTERCOMPANY ACCOUNTS. Except as reflected in the December 31, 1995 SAP Statement, or except as disclosed in SECTION 4.27 of the Disclosure Schedule, there are no accounts between Savers and any of its Affiliates, and none of its Affiliates provides or causes to be provided to Savers any products, services, equipment, facilities, or similar items. Except as disclosed in SECTION 4.27 of the Disclosure Schedule, since December 31, 1995, no such intercompany accounts in excess of $10,000 have been paid or received, and all settlements of such intercompany accounts have been made, and all allocations of such intercompany expenses have been applied, in the ordinary course of business and consistent with past practice. All intercompany accounts shall be written off prior to the Effective Time and, if constituting an admitted asset, taken into account in calculating the Adjusted Capital and Surplus of Savers.

     4.28 BANK ACCOUNTS. SECTION 4.28 of the Disclosure Schedule contains a true and complete list of the names and locations of all banks, trust companies, securities brokers, and other financial institutions at which Savers has an account or safe deposit box or maintains a banking, custodial, trading or other similar relationship and a true and complete list and description of each such account, box and relationship, indicating in each case the account number and the names of the officers, employees, agents or other similar representatives of Savers transacting business with respect thereto.

     4.29 BROKERS. All negotiations relative to this Merger Agreement and the transactions contemplated hereby have been carried out by Savers directly with SMC, without the intervention of any Person on behalf of Savers in such manner as to give rise to any valid claim by any Person against SMC, Savers or the Surviving Corporation for a finder's fee, brokerage commission, or similar payment. Notwithstanding the foregoing, Savers is a party to an agreement with Daiwa Securities America, Inc., pursuant to which a fee may be owing as a result of the transaction contemplated by this Merger Agreement

     4.30 DISCLOSURE. Neither this Merger Agreement nor any certificate furnished by Savers or Savers to SMC in connection with this Merger Agreement or the transactions contemplated hereby contains any untrue statement of a material fact by Savers or omits to state a material fact by Savers necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made. There is no fact which adversely affects or in the future is likely to adversely affect the Business or Condition of Savers in any material respect which has not been set forth or referred to in this Merger Agreement or the Disclosure Schedule.

     4.31 STATE TAKEOVER STATUTES. Valid and irrevocable exemptions from the Control Share Acquisition Act (Article 9A) and the Shareholder Protection Act (Article 9) of the NCBCA exist and are applicable to all of the transactions contemplated by this Merger Agreement. No other similar laws are applicable to the Merger, this Merger Agreement or the transactions contemplated hereby.

     4.32 SENSITIVE PAYMENTS. Except as disclosed in SECTION 4.32 of the Disclosure Schedule, (i) to the best knowledge of Savers, Savers is not involved in any transaction or other situation with any employee, officer, director or Affiliate of Savers which may be generally characterized as a "conflict of interest", including, but not limited to, direct or indirect interests in the business of competitors, suppliers or customers of Savers, and (ii) there are no situations which involved or involves (A) the use of any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (B) the making of any direct or indirect unlawful payments to government officials or others from corporate funds or the establishment or maintenance of any unlawful or unrecorded funds, (C) the violation of any of the provisions of The Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder, (D) the receipt of any illegal discounts or rebates or any other violation of the antitrust laws or (E) any investigation by the Securities and Exchange Commission or any other federal, foreign, state or local government agency or authority.

                             ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF SMC

     SMC hereby represents and warrants to Savers as follows:

     5.1 ORGANIZATION. SMC is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Indiana and has full corporate power and authority to enter into this Merger Agreement and to perform its obligations under this Merger Agreement. SMC is duly licensed, qualified, or admitted to do business and is in good standing in all jurisdictions in which the failure to be so licensed, qualified or admitted and in good standing, individually or in the aggregate with other such failure, has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Merger Agreement, on the ability of SMC to perform its obligations under this Merger Agreement or on the Business or Condition of SMC.

     5.2 AUTHORITY. The Board of Directors of SMC has duly and validly approved this Merger Agreement and the transactions contemplated hereby. Except for the approval of the shareholders of SMC, the execution and delivery of this Merger Agreement by SMC and the performance by SMC of its obligations under this Merger Agreement have been duly and validly authorized by all necessary corporate action on the part of SMC. This Merger Agreement constitutes a legal, valid, and binding obligation of SMC and is enforceable against SMC in accordance with its terms, except to the extent that enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar Person before which any proceeding therefor may be brought.

     5.3 NO CONFLICTS OR VIOLATIONS. The execution and delivery of this Merger Agreement by SMC do not, and the performance by SMC of its obligations under this Merger Agreement will not:

            (a)   subject   to  obtaining  the  approvals  contemplated  by
     ARTICLE X of this Merger Agreement, violate any term or provision of any Law or any writ, judgment, decree, injunction, or similar order applicable to SMC;

            (b) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions, or provisions of the articles of incorporation or Bylaws of SMC;

            (c) except as disclosed in writing to Savers, result in the creation or imposition of any Lien upon SMC or any of its Assets and Properties that individually or in the aggregate with any other Liens has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Merger Agreement or on the ability of SMC to perform its obligations under this Merger Agreement;

            (d) except as disclosed in writing to Savers, conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any person any right of termination, cancellation, acceleration, or modification in or with respect to, any Contract to which SMC is a party or by which any of its Assets and Properties may be bound and as to which any such conflicts, violations, breaches, defaults, or rights individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Merger Agreement or on the ability of SMC to perform its obligations under this Merger Agreement; or

            (e) require SMC to obtain any consent, approval, or action of, or make any filing with or give any notice to, any Person except as contemplated in ARTICLES X and XI of this Merger Agreement, as disclosed in writing to Savers, or those which the failure to obtain, make, or give individually or in the aggregate with other such failures has or may reasonably be expected to have no material adverse effect on the validity or enforceability of this Merger Agreement or on the ability of SMC to perform its obligations under this Merger Agreement.

     5.4 REGISTRATION STATEMENT AND PROXY STATEMENT. None of the information to be supplied by SMC or SAC for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement and at the time of each Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to SMC, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of Savers and/or SMC, as appropriate. The Registration Statement will comply (with respect to SMC and SAC) as to form in all material respects with the provisions of the Securities Act, and the Proxy Statement will comply (with respect to SMC and SAC) as to form with the provisions of the Exchange Act.

     5.5 LITIGATION. There are no actions, suits, investigations, or proceedings pending against SMC, or (to the best knowledge of SMC) threatened against SMC, at law or in equity, in, before, or by any Person, that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Merger Agreement, on the ability of SMC to perform its obligations under this Merger Agreement or on the Business and Condition of SMC.

     5.6 CAPITALIZATION. The authorized capital stock of SMC consists of 20,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of September 30, 1996, there were issued and outstanding:
5,752,499 shares of common stock, of which 978,229, shares are in the treasury; stock options to acquire 1,292,170 shares of common stock of which options to acquire 950,395 shares of common stock were exercisable; and warrants to acquire 790,280 shares of common stock, of which warrants to acquire 786,380 shares of common stock were exercisable. 300,000 shares of Class S Convertible Cumulative Redeemable Preferred Stock ("Class S Preferred"), which are convertible into common stock, were issued, of which 160,789 are outstanding and 4,211 shares are held in treasury. All outstanding shares of capital stock of SMC have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Except as set forth in this SECTION 5.6, there are outstanding (a) no other shares of capital stock or other voting securities of SMC, (b) no securities of SMC convertible into or exchangeable for shares of capital stock or voting securities of SMC and (c) no other options or other rights to acquire from SMC, and there is no obligation of SMC to issue, any capital stock, voting securities or securities convertible into or exchangeable for, or options or warrants to purchase capital stock or voting securities of SMC (the items in clauses (a), (b) and (c) being referred to, together with the common stock, collectively as the "SMC Securities"). Except as disclosed in SECTION 5.6 of the Disclosure Schedule, there are no outstanding obligations of SMC to repurchase, redeem or otherwise acquire any SMC Securities.

     5.7 BROKERS. All negotiations relative to this Merger Agreement and the transactions contemplated hereby have been carried out by SMC directly with Savers, without the intervention of any Person on behalf of SMC in such manner as to give rise to any valid claim by any Person against Savers, SMC or the Surviving Corporation for a finder's fee, brokerage commission or similar payment, except that a fee may be owing to Daiwa Securities America, Inc. pursuant to its agreement with Savers as disclosed in SECTION 4.29.

     5.8 DISCLOSURE. Neither this Merger Agreement nor any certificate furnished by SMC to Savers in connection with this Merger Agreement or the transactions contemplated hereby contains any untrue statement by SMC of material fact or omits to state a material fact by SMC necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.

                            ARTICLE VI

           REPRESENTATIONS AND WARRANTIES REGARDING SAC

     SMC and SAC jointly and severally represent and warrant to Savers as follows:.

     6.1 ORGANIZATION AND STANDING. SAC is a corporation duly organized, validly existing, and in good standing under the Laws of the State of North Carolina and has full corporate power and authority to enter into this Merger Agreement and to perform its obligations under this Merger Agreement. SAC was organized solely for the purpose of acquiring Savers and engaging in the transactions contemplated by this Merger Agreement and has not engaged in any business since it was incorporated which is not in connection with the acquisition of Savers and this Merger Agreement.

     6.2 CAPITAL STRUCTURE. The authorized capital stock of SAC consists of 1,000 shares of common stock, no par value per share, all of which are validly issued and outstanding, fully paid and nonassessable and are owned by SMC free and clear of all Liens, claims and encumbrances.

     6.3 AUTHORITY. The Board of Directors of SAC has duly and validly approved this Merger Agreement and the transactions contemplated hereby. The execution and delivery of this Merger Agreement by SAC and the performance by SAC of its obligations under this Merger Agreement have been duly and validly authorized by all necessary corporate action on the part of SAC except stockholder approval. This Merger Agreement constitutes a legal, valid and binding obligation of SAC and is enforceable against SAC in accordance with its terms, except to the extent that enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar Person before which any proceeding therefor may be brought.

     6.4 NO CONFLICTS OR VIOLATIONS. The execution and delivery of this Merger Agreement by SAC do not, and the performance by SAC of its obligations under this Merger Agreement will not:

            (a) subject to obtaining the approvals contemplated by ARTICLES X and XI of this Merger Agreement, violate any term or provision of any Law or any writ, judgment, decree, injunction, or similar order applicable to SAC;

            (b) violate any term or provision of any Law or any writ, judgment, decree, injunction, or similar order applicable to SAC;

            (c) except as disclosed in writing to Savers, result in the creation or imposition of any Lien upon SAC or any of its Assets and Properties that individually or in the aggregate with any other Liens has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Merger Agreement or on the ability of SAC to perform its obligations under this Merger Agreement;

            (d) except as disclosed in writing to Savers, conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any person any right of termination, cancellation, acceleration or modification in or with respect to, any Contract to which SAC is a party or by which any of its Assets and Properties may be bound and as to which any such conflicts, violations, breaches, defaults or rights, individually or in the aggregate, have or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Merger Agreement or on the ability of SAC to perform its obligations under this Merger Agreement; or

            (e) require SAC to obtain any consent, approval, or action of, or make any filing with or give any notice to, any Person except as contemplated in ARTICLES X and XI of this Merger Agreement, as disclosed in writing to Savers, or those which the failure to obtain, make, or give individually or in the aggregate with other such failures has or may reasonably be expected to have no material adverse effect on the validity or enforceability of this Merger Agreement or on the ability of SAC to perform its obligations under this Merger Agreement.

                            ARTICLE VII

                        COVENANTS OF SAVERS

     Savers covenants and agrees with SMC and SAC that, at all times before the Effective Time, Savers will comply with all of the covenants and provisions of this Article VII, except to the extent SMC may otherwise consent in writing or to the extent otherwise required or permitted by this Merger Agreement.

     7.1 CONDUCT OF BUSINESS. Savers will conduct its business only in the ordinary course and consistent with past practices. Without limiting the generality of the foregoing:

            (a)  Savers  will use all commercially  reasonable  efforts  to
     (i) preserve intact Savers' present business organization, reputation, and policyholder relations; (ii) keep available the services of Savers' present officers, directors, employees, agents, consultants, and other similar representatives; (iii) maintain all licenses, qualifications, and authorizations of Savers to do business in each jurisdiction in which it is so licensed, qualified, or authorized;
     (iv) maintain in full force and effect all Contracts, documents, and arrangements referred to in SECTION 4.22 hereof, (v) maintain all Assets and Properties of Savers in good working order and condition, ordinary wear and tear excepted and (vi) continue all current marketing and selling activities relating to the business, operations or affairs of Savers.

            (b) Savers will cause the Books and Records of Savers to be maintained in the usual manner and consistent with past practices and will not permit a material change in any underwriting, investment, actuarial, financial reporting, or accounting practices or policies of Savers or in any assumption underlying such practices or policies, or in any method of calculating any bad debt, contingency, or other reserve for financial reporting purposes or for other accounting purposes (including, without limitation, any practice, policy, assumption, or method relating to or affecting the determination of Savers' investment income, reserves or other similar amounts, or operating ratios with respect to expenses, losses, or lapses).

            (c) Savers will: (i) properly prepare and duly and timely file all reports and all Tax Returns required to be filed with any governmental or regulatory authorities with respect to the business, operations, or affairs of Savers; and (ii) duly and fully pay all Taxes indicated by such Tax Returns or otherwise levied or assessed upon Savers or any of its Assets and Properties and withhold or collect and pay to the proper taxing authorities or hold in separate bank accounts for such payment all Taxes that Savers is required to so withhold or collect and pay, unless such Taxes are being contested in good faith and, if appropriate, reasonable reserves therefor have been established and reflected in the Books and Records of Savers in accordance with GAAP and SAP.

            (d) Savers will: (i) cause all reserves and other similar amounts with respect to insurance and annuity Contracts established or reflected in Savers' Books and Records to be (A) established and reflected on a basis consistent with those reserves and other similar amounts and reserving methods followed by Savers at December 31, 1995 and (B) good, sufficient and adequate (under generally accepted actuarial principles consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured benefits, dividends, losses, claims, expenses, and other Liabilities of Savers under all insurance and annuity Contracts pursuant to which Savers has or will have any Liability (including, without limitation, any Liability arising under or as a result of any reinsurance, coinsurance, or other similar Contract); and (ii) continue to own assets that qualify as legal reserve assets under all applicable insurance Laws in an amount at least equal to the required reserves of Savers and other similar amounts.

            (e) Savers will use all commercially reasonable efforts to maintain in full force and effect substantially the same levels of coverage as the insurance afforded under the Contracts listed in
     SECTION 4.26 of the Disclosure Schedule. Any and all benefits under such Contracts paid or payable (whether before or after the effective date of this Merger Agreement) with respect to the business, operations, affairs, or Assets and Properties of Savers will be paid to Savers.

            (f) Savers will continue to comply, in all material respects, with all Laws applicable to its business, operations, or affairs.

            (g) Savers will determine its Adjusted Capital and Surplus consistent with past practices for determining capital and surplus on its SAP Statements for any interim period and will not take any actions the effect of which may be to cause the Adjusted Capital and Surplus of the Surviving Corporation to be less than $7,390,000 immediately after the Effective Time less all amounts paid by Savers pursuant to SECTION 2.5(D).

            (h) Savers will not enter into any reinsurance Contracts (whether as the ceding company or the assuming company).

     7.2 FINANCIAL STATEMENTS AND REPORTS. (a) As promptly as practicable after December 31, 1996, Savers will deliver to SMC a true and complete copy of the SAP Statement filed by Savers for the year ended December 31, 1996, and for each quarter thereafter until the Effective Time, prepared in accordance with SAP and which shall present fairly the financial condition, the Assets and Properties, and the Liabilities of Savers as of the date thereof and the results of operations, changes in the capital and surplus account and cash flows of Savers for and during each of the periods covered thereby.

            (b) Savers will promptly deliver to SMC audited financial statements for the year ended December 31, 1996, and for each quarter thereafter until the Effective Time unaudited financial statements, prepared in accordance with GAAP which shall present fairly the financial condition, the Assets and Properties, and the Liabilities of Savers as of the date thereof and the results of operations, changes in shareholders' equity and cash flows of Savers for and during each of the periods covered thereby. Such audited statements shall be delivered by February 28, 1997, and such unaudited statements shall be delivered within thirty-five (35) days after the date of the end of any such quarter.

            (c) As promptly as practicable, Savers will deliver to SMC a true and complete copy of unaudited financial statements for the month ended November 30, 1996, and for each month thereafter until the Effective Time, prepared in accordance with SAP which shall present fairly the financial condition, the Assets and Properties and the Liabilities of Savers as of the date thereof and the results of operations, changes in the capital and surplus account and cash flows of Savers for and during each of the periods covered thereby.

     7.3 INVESTMENTS. Savers will invest its future cash flow, any cash from matured and maturing investments, any cash proceeds from the sale of its Assets and Properties and any cash funds currently held by Savers, exclusively in cash equivalent assets, short-term investments or fixed maturity securities (all of which permissible investments shall consist only of United States government issued or guaranteed securities, commercial paper rated A-I or PI, or bonds currently rated NAIC 1 or 2 by the Standard Valuation office, except as otherwise required by Law or except as required to provide cash (in the ordinary course of business and consistent with past practice) to meet Savers' reasonably anticipated current obligations or except as consented to or required by SMC. Savers will take such steps as are necessary to ensure that such investment Assets that are classified as Non-Admitted Assets under SAP or by the applicable insurance regulatory authorities for Savers, do not at any time exceed the respective amounts of Non-Admitted assets for Savers as of December 31, 1995.

     7.4 EMPLOYEE MATTERS. Except as may be required by Law or as disclosed in SECTION 7.4 of the Disclosure Schedule, or except for such representations, promises, changes, alterations, or amendments that do not and will not result in any Liability to Savers or SMC, Savers will refrain from directly or indirectly:

            (a) making any representation or promise, oral or written, to any officer, director, employee, agent, consultant or other similar representative of Savers concerning any Benefit Plan;

            (b) making any change to, or amending in any way, the Contracts, salaries, wages, or other compensation of any officer, director, employee, agent, consultant or other similar representative of Savers whose annual compensation exceeds $25,000, other than routine changes or amendments that (a) are made in the ordinary course of business and consistent with past practices, (b) do not and will not result in increases of more than five percent (5%) in the salary, wages or other compensation of any such Person and (c) do not and will not exceed, in the aggregate, five percent (5%) of the total salaries, wages and other compensation of all employees of Savers;

            (c) adopting, entering into, amending, altering or terminating, partially or completely, any Benefit Plan;

            (d) adopting, entering into, amending, altering or terminating, partially or completely, any employment, agency, consultation, or representation Contract that is, or had it been in existence on the effective date of this Merger Agreement would have been, required to be disclosed in SECTION 4.22(A) of the Disclosure Schedule;

            (e) approving any general or company-wide pay increases for officers, directors, employees, agents, consultants, or other similar representatives of Savers; or

            (f) entering into any Contract with any officer, director, employee, agent, consultant, or other similar representative of Savers that is not terminable by Savers, without penalty or other Liability, upon not more than sixty (60) calendar days' notice.

     7.5 NO CHARTER AMENDMENTS. Savers will not amend its Articles of Incorporation or Bylaws and will refrain from taking any action with respect to any such amendment.

     7.6 NO ISSUANCE OF SECURITIES. Except upon the exercise of stock options outstanding at the date hereof, Savers will refrain from authorizing or issuing any shares of capital stock or other equity securities of Savers, or from entering into any Contract or granting any option, warrant, or right calling for the authorization or issuance of any such shares or other equity securities, or creating or issuing any securities directly or indirectly convertible into or exchangeable for any such shares or other equity securities or issuing any options, warrants or rights to purchase any such convertible securities.

     7.7 NO DIVIDENDS. Except for dividends and distributions which have been approved in writing by SMC and for which any required regulatory approvals have been received, Savers will refrain from declaring, setting aside or paying any dividend or other distribution in respect of its capital stock and from directly or indirectly redeeming, purchasing, or otherwise acquiring any of its capital stock or any interest in or right to acquire any such stock.

     7.8 NO DISPOSAL OF PROPERTY. Except as set forth in SECTION 7.8 of the Disclosure Schedule or as expressly provided in this Merger Agreement, Savers will not (a) dispose of any of its Assets and Properties or permit any of its Assets and Properties to be subjected to any Liens, except to the extent any such disposition or any such Lien is made or incurred in the ordinary course of the business and consistent with past practices,
(b) sell any part of its insurance products, operations or business to any third party (other than sales of insurance products in the ordinary course of business consistent with past practices pursuant to SECTION 7.1(A)),
(c) enter into any Contracts obligating Savers to administer the insurance operations of any Person other than any Affiliate, (d) enter into any Contracts permitting any Person other than any Affiliate of Savers to administer Savers' insurance operations or (e) enter into or assume any Contract, if doing so could involve a loss, cost, expense or commitment in excess of $10,000 unless in the ordinary course of business and consistent with past practices.

     7.9 NO BREACH OR DEFAULT. Savers will not violate or breach, and will not take or fail to take any action that (with or without notice or lapse of time or both) would constitute a violation, breach or default in any way under any term or provision of any Contract to which it is a party or by which any of its Assets and Properties is or may be bound.

     7.10 NO INDEBTEDNESS. Savers will not create, incur, assume, guarantee or otherwise become liable for, and will not cancel, pay, agree to cancel or pay, or otherwise provide for a complete or partial discharge in advance of a scheduled payment date with respect to, any Liability, and will not waive any right to receive any direct or indirect payment or other benefit under any Liability owing to it.

     7.11 NO ACQUISITIONS. Savers will not (a) merge, consolidate or otherwise combine or agree to merge, consolidate or otherwise combine with any other Person, (b) acquire or agree to acquire blocks of business of, or all or substantially all the Assets and Properties or capital stock or other equity securities of any other Person or (c) otherwise acquire or agree to acquire control or ownership of any other Person.

     7.12 INTERCOMPANY LIABILITIES. At least five Business Days before the Effective Time, Savers will deliver to SMC a true and complete list and description of all Liabilities between Savers and any Affiliate of Savers to be outstanding at the Effective Time. Savers will not enter into any Contract or, except as required by any Contract disclosed in
SECTION 4.22(G) of the Disclosure Schedule, engage in any transaction with any of its Affiliates.

     7.13 TAX MATTERS. Savers will refrain (a) from making, filing or entering into any election, consent or agreement described in
SECTION 4.15(E) or SECTION 4.15(F) with respect to Savers or any of its Assets and Properties and (b) from amending or cancelling any reinsurance or coinsurance Contract.

     7.14 NOTICE AND CURE. Savers will notify SMC promptly in writing of, and contemporaneously will provide SMC with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Effective Time, any event, transaction or circumstance occurring after the date of this Merger Agreement that causes or will cause any covenant or agreement of Savers under this Merger Agreement to be breached, or that renders or will render untrue any representation or warranty of Savers contained in this Merger Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Savers also will use all commercially reasonable efforts to cure, before the Effective Time, any violation or breach of any representation, warranty, covenant or agreement made by it in this Merger Agreement, whether occurring or arising before or after the date of this Merger Agreement.

                           ARTICLE VIII

                         COVENANTS OF SMC

     SMC covenants and agrees with Savers that, at all times before the Effective Time, SMC will comply with all covenants and provisions of this
Article VIII, except to the extent Savers may otherwise consent in writing or to the extent otherwise required or permitted by this Merger Agreement.

     8.1 NOTICE AND CURE. SMC will notify Savers promptly in writing of, and contemporaneously will provide Savers with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Effective Time, any event, transaction or circumstance occurring after the date of this Merger Agreement that causes or will cause any covenant or agreement of SMC under this Merger Agreement to be breached, or that renders or will render untrue any representation or warranty of SMC contained in this Merger Agreement as if the same were made on or as of the date of such event, transaction or circumstance. SMC also will use all commercially reasonable efforts to cure, before the Effective Time, any violation or breach of any representation, warranty, covenant or agreement made by it in this Merger Agreement, whether occurring or arising before or after the date of this Merger Agreement.

     8.2    FORM  A  FILING.   Within  thirty (30) days of the execution of
this Merger Agreement, SMC will file a Form A with the North Carolina Department of Insurance relating to the proposed Merger.

     8.3 JERRY STOLTZ TO BE APPOINTED A DIRECTOR. Immediately following the Effective Time, Jerry D. Stoltz, Sr., shall be appointed to the Board of Directors of SMC.

     8.4 ELECTION OF COMMON STOCK PERFORMANCE PREMIUM PAYMENT. SMC will exert its best efforts to assure that any shares of SMC Common Stock isssued to the former holders of Savers Common Stock as payment of the Performance Premium provided for in ARTICLE III will be received on a tax-free basis.

                            ARTICLE IX

                       ADDITIONAL AGREEMENTS

     9.1 STOCKHOLDER APPROVAL. (a) Savers shall call a meeting of its stockholders (the "Savers Stockholder Meeting") for the purpose of voting upon the Merger and shall use its best efforts to obtain stockholder approval of the Merger. The Savers Stockholder Meeting shall beheld as soon as practicable following the date upon which the Registration Statement becomes effective, and Savers will, through its Board of Directors, recommend to its stockholders the approval of the Merger and not rescind its declaration that the Merger is advisable. At the Savers Stockholder Meeting, all shares of Savers Common Stock held by Freeman E. Broadwell, Jr., Harmon J. King, Jr., Arthur H. Little, James P. Marsh, Ted
Y. Matney, Theophilus H. Pitt, Jr., William C. Rogers, Sr., Joseph H. Sherrill, Jr., Jerry D. Stoltz, Sr., William G. White, Jr., Jerry E. Francis and Patricia G. Landy shall be voted in favor of this Merger Agreement. The vote required for the adoption of this Merger Agreement shall be the affirmative vote of the holders of a majority of the outstanding shares of Savers Common Stock as required by the NCBCA. None of Freeman E. Broadwell, Jr., Harmon J. King, Jr., Arthur H. Little, James
P. Marsh, Ted Y. Matney, Theophilus H. Pitt, Jr., William C. Rogers, Sr., Joseph H. Sherrill, Jr., Jerry D. Stoltz, Sr., William G. White, Jr., Jerry
E. Francis and Patricia G. Landy shall, prior to the Effective Time, sell, transfer, assign or otherwise dispose of any shares of Savers Common Stock.

            (b) SMC shall promptly call a meeting of its stockholders (the "SMC Stockholder Meeting" and, together with Savers Stockholder Meeting, the "Stockholder Meetings") for the purpose of voting upon the issuance of SMC Common Stock in connection with the Merger and shall use its best efforts to obtain stockholder approval of such issuance. The SMC Stockholder Meeting shall be on the date of Savers Stockholder Meeting or, if such date is not practicable, on the closest date practicable.

     9.2 REGISTRATION STATEMENT AND PROXY STATEMENT. SMC shall prepare and file with the SEC as soon as practicable the Registration Statement and shall use all reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable. Savers and SMC shall prepare and file with the SEC as soon as practicable the Proxy Statement. SMC shall also take any action required to be taken under state securities or "Blue Sky" laws in connection with the issuance of the SMC Common Stock pursuant to the Merger. Savers shall furnish SMC all information concerning Savers and the holders of Savers Common Stock required for use in the Registration Statement, and Savers shall take such other actions as SMC may reasonably request in connection with the preparation of such Registration Statement and the actions to be taken by SMC pursuant to this
SECTION 9.2. Savers and SMC shall each furnish to the other all information concerning itself and its subsidiaries required for use in the Proxy Statement, and shall take such other action as the other party may reasonably request in connection with the preparation of the Proxy Statement.

     9.3 STOCK EXCHANGE LISTING. SMC shall use its best efforts to list on the NASDAQ National Market, upon official notice of issuance, the shares of SMC Common Stock to be issued in connection with the Merger.

      9.4 REASONABLE EFFORTS. Upon the terms and subject to the conditions set forth in this Merger Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Merger Agreement, including
(a) obtaining of all necessary actions or non-actions, waivers, consents and approvals from Governmental Entities and making of all necessary registrations and filings and taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity, including but not limited to any filing under the Improvements Act and any required approvals of the insurance regulatory authorities in the State of North Carolina and the State of Indiana, (b) obtaining of all necessary consents, approvals or waivers from third parties, (c) defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Merger Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (d) providing such other information and communications to such Governmental Entities as the other party or such Governmental Entities may reasonably request, (e) cooperate with the other party in obtaining, as promptly as practicable, all actions of Governmental Entities referred to above and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Merger Agreement. Notwithstanding anything to the contrary in this SECTION 9.4, Savers shall not commit to any divestiture transaction without SMC's prior consent.

      9.5 STATE TAKEOVER LAWS. If any "fair price" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, the members of the Board of Directors of Savers shall use their best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of such statute or regulations on the transactions contemplated hereby.

      9.6 IMPROVEMENTS ACT FILINGS. SMC and Savers shall promptly, if required, make their respective filings, and shall thereafter promptly make any required submissions, under the Improvements Act with respect to the Merger. Each of SMC, SAC and Savers will use its best efforts to cause the satisfaction of the waiting period under the Improvements Act. SMC and Savers will furnish to each other such necessary information and reasonable assistance as may be requested in connection with their respective preparation of necessary filings or submissions to any governmental agency, including, without limitation, any filings necessary under the provisions of the Improvements Act. Savers and SMC will supply each other with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between either of them or their respective representatives and the Federal Trade Commission, the Antitrust Division of the United States Department of Justice or any other governmental agency or authority or members of their respective staffs with respect to this Merger Agreement or the transactions contemplated hereby.

      9.7 FINANCIAL STATEMENTS. Savers shall use reasonable efforts to assist SMC in obtaining the services of D.E. Gatewood and Company and any required consent to the use of their report regarding audited financial statements of Savers as of the Effective Time in such form that they can be used in connection with SMC's required filings with the Securities and Exchange Commission. The fees and expenses of D.E. Gatewood and Company and all other costs and expenses associated with the preparation of such audited financial statements shall be paid by Savers.

      9.8 CERTAIN NOTICES. Each party shall give prompt written notice to the other of (i) the occurrence, or failure to occur, of any event which occurrence or failure would cause any representation or warranty of Savers contained in this Merger Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or that will result in the failure to satisfy any of the conditions specified in ARTICLES X, XI or XII and (ii) any failure of Savers or SMC, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder or under any other agreement or instrument contemplated hereby.

                             ARTICLE X

                    CONDITIONS OF BOTH PARTIES

The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

      10.1 STOCKHOLDER APPROVAL. The Merger shall have been approved by the requisite vote of the holders of Savers Common Stock, and the issuance of shares of SMC Common Stock in connection with the Merger shall have been approved by the requisite vote of the holders of SMC Common Stock.

      10.2 NASDAQ LISTING. The SMC Common Stock issuable in the Merger shall have been authorized for listing on the NASDAQ National Market, upon official notice of issuance.

      10.3 REGULATORY  APPROVALS.   All  regulatory  approvals necessary to
consummation of the Merger shall have been obtained or relevant waiting periods shall have expired.

      10.4 REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect. All necessary state securities or "Blue Sky" authorizations shall have been received.

                            ARTICLE XI

             CONDITIONS TO OBLIGATIONS OF SMC AND SAC

      The obligations of SMC and SAC hereunder are subject to the fulfillment, at or before the Effective Time, of each of the following conditions (all or any of which may be waived in whole or in part by SMC):

      11.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Savers in this Merger Agreement and the statements of Savers contained in the Disclosure Schedule shall be true as of the effective date of this Merger Agreement, the certifications given pursuant to SECTION 11.3 shall be true as of the date given, and all of such representations, warranties, certifications and statements shall be true at the Effective Time as though such representations, warranties, certifications and statements were made at the Effective Time.

      11.2 PERFORMANCE. Savers shall have performed and complied with all agreements, covenants, obligations, and conditions required by this Merger Agreement to be so performed or complied with by Savers at or before the Effective Time.

      11.3 CERTIFICATES OF OFFICER OF SAVERS. Savers shall have delivered to SMC a certificate, dated the Effective Time in the form of EXHIBIT C hereto and executed by the chief executive officer or chief financial officer of Savers, certifying (with respect to Savers) as to the fulfillment of the conditions set forth in ARTICLE X and this ARTICLE XI. In addition, Savers shall have delivered to SMC a certificate, dated the Effective Time and executed by the secretary or any assistant secretary of Savers, certifying that Savers has duly and validly taken all corporate action necessary to authorize its execution and delivery of this Merger Agreement and its performance of its obligations under this Merger Agreement and that the resolutions (true and complete copies of which shall be attached to the certificate) of the Board of Directors and the stockholders of Savers with respect to this Merger Agreement and the transactions contemplated hereby have been duly and validly adopted and are in full force and effect.

      11.4 NO INJUNCTION. There shall not be in effect at the Effective Time any writ, judgment, injunction, decree or similar order of any court or similar Person restraining, enjoining or otherwise preventing consummation  of  any  of  the  transactions contemplated  by  this  Merger
Agreement.

      11.5 NO PROCEEDING OR LITIGATION. There shall not be instituted, pending or (to the best knowledge of SMC or Savers) threatened any action, suit, investigation, or other proceeding in, before, or by any court, governmental or regulatory authority or other Person to restrain, enjoin or otherwise prevent consummation of any of the transactions contemplated by this Merger Agreement or to recover any Damages or obtain other relief as a result of this Merger Agreement or any of the transactions contemplated hereby or as a result of any Contract entered into in connection with or as a condition precedent to the consummation hereof, which action, suit, investigation or other proceeding may, in the reasonable opinion of SMC, result in a decision, ruling or finding that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Merger Agreement, on the ability of Savers or SMC to perform its respective obligations under this Merger Agreement or on the Business or Condition of SMC or Savers. There shall not be in effect at the Effective Time any voluntary or involuntary bankruptcy, receivership, conservatorship or similar proceeding with respect to Savers.

      11.6 CONSENTS, AUTHORIZATIONS, ETC. All orders, consents, permits, authorizations, approvals, and waivers of every Person disclosed pursuant to SECTIONS 4.5 and 11.10 and necessary to permit SMC to perform its obligations under this Merger Agreement and to consummate the transactions contemplated hereby (including, without limitation, any requisite action of the insurance regulatory authorities in the State of North Carolina and the State of Indiana, in each case without the abrogation or diminishment of Savers's authority or license or the imposition of significant restrictions upon the transactions contemplated hereby) shall have been obtained and shall be in full force and effect, and Savers shall have obtained all consents, approvals, authorizations and clearances referred to in ARTICLE X, and SMC shall have received evidence satisfactory to it of the receipt of such consents, approvals, authorizations and clearances.

      11.7 NO ADVERSE CHANGE. Since December 31, 1995, there shall not have been, occurred, or arisen any change in, or any event (including, without limitation, any damage, destruction or loss, whether or not covered by insurance), condition or state of facts of any character that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the Business or Condition of Savers.

      11.8 OPINION  OF  COUNSEL.   Savers  shall  have delivered to SMC the
opinion, dated the Effective Time, of Womble Carlyle Sandridge & Rice, PLLC, counsel to Savers, to the effect set forth in EXHIBIT D hereto.

      11.9 APPROVAL BY FLEET AND CONSECO. Fleet National Bank of Connecticut and Conseco, Inc. shall have consented to the consummation of the transactions contemplated under this Merger Agreement and one or both of them have agreed to loan SMC the sum of $4,000,000 upon terms and conditions satisfactory to SMC.

      11.10 EMPLOYMENT AGREEMENT.   The Employment Agreement by and between
SMC and Jerry D. Stoltz, Sr. shall have been executed and delivered in substantially the form of EXHIBIT G hereto.

      11.11 LOCKUP AGREEMENTS. All holders of 5% or more of Saver's issued and outstanding capital stock and each director or officer of Savers shall have executed and delivered Lockup Agreements with SMC substantially in the form of EXHIBIT H hereto.

      11.12 DISSENTERS' RIGHTS. Holders of not more than 5% of Savers Common Stock outstanding immediately prior to the Effective Time shall be eligible to exercise appraisal rights under Section 55-13-01, et seq., of the NCBCA.

      11.13 SMC STOCKHOLDERS APPROVAL. The Stockholders of SMC shall have approved the Merger Agreement and the issuance of SMC Common Stock.

      11.14 SAVERS ADJUSTED CAPITAL AND SURPLUS. The Adjusted Capital and Surplus of the Surviving Corporation, calculated as provided in EXHIBIT B hereto, shall not be less than $7,390,000 immediately after the Effective Time.

      11.15 SAVERS STOCKHOLDERS APPROVAL. The Stockholders of Savers shall have approved the Merger Agreement.

                            ARTICLE XII

                CONDITIONS TO OBLIGATIONS OF SAVERS

      The obligations of Savers hereunder are subject to the fulfillment, at or before the Effective Time, of each of the following conditions (all or any of which may be waived in whole or in part by Savers).

      12.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by SMC and SAC in this Merger Agreement shall be true as of the effective date of this Merger Agreement and shall be true at the Effective Time as though such representations and warranties were made at the Effective Time.

      12.2 PERFORMANCE. SMC and SAC shall have performed and complied with all agreements, covenants, obligations, and conditions required by this Merger Agreement to be so performed or complied with by SMC and SAC at or before the Effective Time.

      12.3 OFFICERS' CERTIFICATES. SMC shall have delivered to Savers a certificate, dated the Effective Time in the form of EXHIBIT E hereto and executed by the chief executive officer or the chief financial officer of SMC, certifying with respect to SMC as to the fulfillment of the conditions set forth in ARTICLE X and this ARTICLE XII. In addition, SMC shall have delivered to Savers a certificate, dated the Effective Time and executed by the secretary or any assistant secretary of SMC certifying that SMC has duly and validly taken all corporate action necessary to authorize its execution and delivery of this Merger Agreement and its performance of its obligations under this Merger Agreement and that the resolutions (true and complete copies of which shall be attached to the certificate) of the Board of Directors and the stockholders of SMC with respect to this Merger Agreement and the transactions contemplated hereby have been duly and validly adopted and are in full force and effect.

      12.4 NO INJUNCTION. There shall not be in effect at the Effective Time any writ, judgment, injunction, decree or similar order of any court or similar Person restraining, enjoining or otherwise preventing consummation  of  any  of  the  transactions contemplated  by  this  Merger
Agreement.

      12.5 NO PROCEEDING OR LITIGATION. There shall not be instituted, pending or (to the best knowledge of SMC or of Savers) threatened any action, suit, investigation or other proceeding in, before, or by any court, governmental or regulatory authority or other Person to restrain, enjoin, or otherwise prevent consummation of any of the transactions contemplated by this Merger Agreement or to recover any Damages or obtain other relief as a result of this Merger Agreement or any of the transactions contemplated hereby or as a result of any Contract entered into in connection with or as a condition precedent to the consummation hereof, which action, suit, investigation or other proceeding may, in the reasonable opinion of Savers, result in a decision, ruling or finding that individually or in the aggregate has or may reasonably be expected to have a material adverse effect on the validity or enforceability of this Merger Agreement or on the ability of SMC or Savers to perform its obligations under this Merger Agreement.

      12.6 CONSENTS, AUTHORIZATIONS, ETC. All orders, consents, permits, authorizations, approvals, and waivers of every Person disclosed pursuant to SECTION 4.5 and necessary to permit Savers to perform its obligations under this Merger Agreement and to consummate the transactions contemplated hereby shall have been obtained and shall be in full force and effect, and SMC shall have obtained all consents, approvals, authorizations and clearances referred to in ARTICLE X and SECTION 11.6 and Savers shall have received evidence satisfactory to it of the receipt of such consents, approvals, authorizations and clearances.

      12.7 OPINION  OF  COUNSEL.   SMC  shall have delivered to Savers  the
opinion, dated the Effective Time, of Stephen M. Coons, counsel to SMC, to the effect set forth in EXHIBIT F hereto.

                           ARTICLE XIII

                 SURVIVAL OF PROVISIONS; REMEDIES

      13.1 SURVIVAL. The representations, warranties, covenants, and agreements respectively made by Savers, SMC and SAC in this Merger Agreement, in the Disclosure Schedule or in any certificate respectively delivered by Savers, SMC or SAC pursuant hereto will survive the Merger for a period of 25 months following the Effective Time.

      13.2 AVAILABLE REMEDIES. Each party expressly agrees that, consistent with its intention and agreement to be bound by the terms of this Merger Agreement and to consummate the transactions contemplated hereby, subject only to the performance or satisfaction of precedent conditions or of precedent requirements imposed upon another party hereto, the remedy of specific performance shall be available to a non-breaching and non-defaulting party to enforce performance of this Merger Agreement by a breaching or defaulting party, including, without limitation, to require the consummation of the Merger.

                            ARTICLE XIV

                            TERMINATION

      14.1 TERMINATION. This Merger Agreement may be terminated, and the transaction contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after any approval by the stockholders of Savers or SMC:

           (a) by mutual written consent of SMC and Savers;

           (b) by SMC if (i) Savers shall have failed to comply in any material respect with any of its covenants or agreements contained in this Merger Agreement required to be complied with by Savers prior to the date of such termination, which failure to comply has not been cured within five Business Days following receipt by Savers of notice of such failure to comply, (ii) the stockholders of Savers shall have failed to approve the Merger at the Savers Stockholder Meeting, provided that, at the time of such termination, SMC has not breached any of its covenants set forth in ARTICLES VIII or IX; or (iii) the stockholders of SMC shall have failed to approve the issuance of the SMC Common Stock at the SMC Stockholder Meeting provided that at the time of such termination SMC has not breached any of its covenants set forth in ARTICLES VIII or IX.

           (c) by Savers if (i) SMC or SAC shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with by SMC or SAC prior to the date of such termination, which failure to comply has not been cured within five Business Days following receipt by SMC of notice of such failure to comply, (ii) the stockholders of Savers shall have failed to approve the Merger at the Savers Stockholder Meeting provided that at the time of such termination, Savers has not breached any of its covenants set forth in ARTICLES VII or IX, or
      (iii) the stockholders of SMC shall have failed to approve the issuance of the SMC Common Stock at the SMC Stockholders Meeting, provided that, at the time of such termination, Savers has not breached any of its covenants set forth in ARTICLES VII or IX.

           (d) by either SMC or Savers if (i) the Merger has not been effected on or prior to the close of business on May 30, 1997; provided, however, that the right to terminate this Merger Agreement pursuant to this clause shall not be available to any party whose failure to fulfill any obligation of this Merger Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date, or (ii) any court of competent jurisdiction or any governmental, administrative or regulatory authority, agency or body shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Merger Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

           (e) by either SMC or Savers if there has been (i) a material breach by the other of any representation or warranty that is not qualified as to materiality or (ii) a breach by the other of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within five Business Days following receipt by the breaching party of notice of the breach.

           (f) by SMC, (i) if the Board of Directors of Savers shall not have recommended, or shall have resolved not to recommend, or shall have modified or withdrawn its recommendation of the Merger or declaration that the Merger is advisable or (ii) if the Board of Directors of Savers shall have recommended, or shall have resolved to recommend, to the stockholders of Savers any takeover proposal or offer of any other Person.

     14.2 EFFECT OF TERMINATION. If this Merger Agreement is validly terminated pursuant to SECTION 14.1, this Merger Agreement will forthwith become null and void, and there will be no Liability on the part of Savers or SMC (or any of their respective officers, directors, employees, agents, consultants or other representatives), except that the provisions relating to confidentiality in SECTION 15.5 will continue to apply following any such termination; PROVIDED, HOWEVER, that notwithstanding anything in this Section to the contrary, no party electing to terminate this Merger Agreement pursuant to SECTION 14.1 will be relieved of any Liability for Damages that the electing party may have to the other party by reason of the electing party's breach of this Merger Agreement (or any representation, warranty, covenant or agreement included herein).

     14.3 CERTAIN PAYMENTS. Notwithstanding any provision in this Merger Agreement to the contrary, (x) if this Merger Agreement is terminated pursuant to Sections 14.1(B)(I), 14.1(C)(I) or 14.1(E) on the grounds that the other party has failed to proceed in good faith, the party terminating this Merger Agreement shall be entitled to reimbursement from the other party hereto upon demand for all out-of-pocket fees and expenses incurred or paid by or on behalf of the terminating party or any of its Affiliates in connection with this Merger Agreement or the consummation of the Merger, including, but not limited to, all fees and expenses of counsel, investment banking firms, accountants, experts and consultants to the terminating party or any of its Affiliates; provided, however, that the other party hereto shall not be obligated to make payments pursuant to this clause (x) in excess of $150,000 in the aggregate; and (y)(i) if the Board of Directors of Savers fails to make a favorable recommendation or withdraws, amends or modifies its favorable recommendation to its stockholders of this Merger Agreement and the Merger and (ii) on or prior to twelve months after the event described in clause (y)(i) above, a Third Party Acquisition Event (as defined below) occurs, Savers shall promptly, but in no event later than the second Business Day following the later to occur of the events referred to in clauses (i) and (ii), pay to SMC (without prejudice to any other rights of SMC against Savers) a fee of $500,000 in cash (inclusive of expenses). In the event that Savers is obligated to make any payment under clause (y) of this paragraph, it shall be relieved of its obligations, if any, under clause (x). For purposes of clause (x) above, a refusal by any party to perform any of its obligations hereunder based upon a failure of one or more conditions to such obligations shall constitute a breach of
SECTION 9.5 if such condition may be waived by such party and if such a wavier is unreasonably withheld by such party. A "Third Party Acquisition Event" means any of the following events: (A) any Person or group of
Persons, other than SMC or its Affiliates, acquires or becomes the beneficial owner of 25% or more of the outstanding shares of Savers Common Stock; (B) any new group is formed which beneficially owns 25% or more of the outstanding shares of Savers Common Stock (other than a group which includes or may reasonably be deemed to include SMC or any of its Affiliates); (C) any Person or group of Persons (other than SMC or its Affiliates) shall have commenced a tender or exchange offer for 25% or more of the then outstanding shares of Savers Common Stock or publicly proposed any bona fide merger, consolidation or acquisition of all or substantially all the assets of Savers or other similar business combination involving Savers; (D) Savers enters into an agreement, including, without limitation, an agreement in principle, providing for a merger or other business combination involving Savers or the acquisition of a substantial interest in, or a substantial portion of the assets, business or operations of Savers (other than the transactions contemplated by this Merger Agreement);
(E) any Person or group of Persons (other than SMC or its Affiliates) is granted any option or right, conditional or otherwise, to acquire or otherwise become the beneficial owner of shares of Savers Common Stock, which, together with all shares of Savers Common Stock beneficially owned by such Person or group of Persons, results or would result in such Person or group of Persons being the beneficial owner of 25% or more of the outstanding shares of Savers Common Stock. For purposes of this SECTION 14.3, the terms "group" and "beneficial owner" shall be defined by reference to Section 13(d) of the Exchange Act.

                            ARTICLE XV

                           MISCELLANEOUS

     15.1 NOTICES. All notices and other communications under this Merger Agreement must be in writing and will be deemed to have been duly given if delivered, telecopied or mailed, by certified mail, return receipt requested, first class postage prepaid, to the parties at the following addresses:

     If to Savers, to:

            Savers Life Insurance Company
            8064 North Point Boulevard
            Winston Salem, North Carolina  27106
            Attention:  Jerry D. Stoltz, Sr., President
            Telecopy:  (910) 759-3999

            With a copy to:

            Womble Carlyle Sandridge & Rice, PLLC
            200 West Second Street
            Winston Salem, North Carolina  27101
            Attention:  Zeb E. Barnhardt, Jr., Esq.
            Telecopy:  (910) 733-8372

     If to SMC or SAC, to:

            Standard Management Corporation
            9100 Keystone Crossing, #600
            Indianapolis, Indiana  46240
            Attention:  Ronald D. Hunter, Chairman & CEO
            Telecopy:  (317)574-6227

     With a copy to:

            Stephen M. Coons, Esq.
            9100 Keystone Crossing, #600
            Indianapolis, Indiana  46240
            Telecopy:  (317) 574-6227

All notices and other communications required or permitted under this Merger Agreement that are addressed as provided in this ARTICLE XV will, if delivered personally, be deemed given upon delivery, will, if delivered by telecopy, be deemed delivered when confirmed and will, if delivered by mail in the manner described above, be deemed given on the third Business Day after the day it is deposited in a regular depository of the United States mail. Any party from time to time may change its address for the purpose of notices to that party by giving a similar notice specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

     15.2 ENTIRE AGREEMENT. Except for documents executed by Savers, SMC and SAC pursuant hereto, this Merger Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Merger Agreement, and this Merger Agreement (including the exhibits thereto, the Disclosure Schedule and other Contracts and documents delivered in connection herewith) contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     15.3 EXPENSES. Except as otherwise expressly provided in this Merger Agreement, each of Savers, SMC and SAC will pay its own costs and expenses in connection with this Merger Agreement and the transactions contemplated hereby.

     15.4 PUBLIC ANNOUNCEMENTS. At all times at or before the Effective Time, Savers and SMC will each consult with the other before issuing or making any reports, statements, or releases to the public with respect to this Merger Agreement or the transactions contemplated hereby and will use good faith efforts to agree on the text of a joint public report, statement or release or will use good faith efforts to obtain the other party's approval of the text of any public report, statement, or release to be made solely on behalf of a party. If Savers and SMC are unable to agree on or approve any such public report, statement or release and such report, statement or release is, in the opinion of legal counsel to a party, required by Law or may be appropriate in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release. Any such report, statement, or release approved or permitted to be made pursuant to this SECTION 15.4 may be disclosed or otherwise provided by Savers or SMC to any Person, including without limitation to any employee or customer of either party hereto and to any governmental or regulatory authority.

     15.5 CONFIDENTIALITY. Each of Savers and SMC will hold, and will cause its respective officers, directors, employees, agents, consultants and other representatives to hold, in strict confidence, unless compelled to disclose by judicial or administrative process (including, without limitation, in connection with obtaining the necessary approval of insurance regulatory authorities) or by other requirements of Law, all confidential documents and confidential information concerning the other party furnished to it by the other party or such other party's officers, directors, employees, agents, consultants or representatives in connection with this Merger Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been
(a) previously lawfully known by the party receiving such documents or information, (b) in the public domain through no fault of such receiving party or (c) later acquired by the receiving party from other sources not themselves bound by, and in breach of, a confidentiality agreement. Neither Savers nor SMC will disclose or otherwise provide any such confidential documents or confidential information to any other Person, except to SMC's lenders and investors and to either party's respective auditors, actuaries, attorneys, financial advisors and other consultants and advisors who need such documents or information in connection with this Merger Agreement.

     15.6 WAIVER. Any term or condition of this Merger Agreement may be waived at any time by the party that is entitled to the benefit thereof. Such waiver must be in writing and must be executed by the chief executive officer or the chief operating officer of such party. A waiver on one occasion will not be deemed to be a waiver of the same or any other breach on a future occasion. All remedies, either under this Merger Agreement, or by Law or otherwise afforded, will be cumulative and not alternative.

     15.7   AMENDMENT.   This  Merger Agreement may be modified or  amended
only by a writing duly executed by or on behalf of Savers, SMC and SAC.

     15.8   COUNTERPARTS.   This   Merger   Agreement   may   be   executed
simultaneously in any number of counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

     15.9 NO THIRD PARTY BENEFICIARY. The terms and provisions of this Merger Agreement are intended solely for the benefit of Savers and SMC, and their respective successors or assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

     15.10 GOVERNING LAW. THIS MERGER AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA (EXCLUSIVE OF CONFLICTS OF LAW PRINCIPLES) .
     15.11 BINDING EFFECT. This Merger Agreement is binding upon and will inure to the benefit of the parties and their respective successors and assigns.

     15.12 ASSIGNMENT. Except as otherwise provided herein, this Merger Agreement or any right hereunder or part hereof may not be assigned by any party hereto without the prior written consent of the other parties hereto.

     15.13 HEADINGS, ETC. The headings used in this Merger Agreement have been inserted for convenience and do not constitute matter to be construed or interpreted in connection with this Merger Agreement.

     15.14 INVALID PROVISIONS. If any provision of this Merger Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of Savers, SMC or SAC under this Merger Agreement will not be materially and adversely affected thereby,
(a) such provision will be fully severable; (b) this Merger Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Merger Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Merger Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     IN WITNESS WHEREOF, this Merger Agreement has been duly executed and delivered by the parties hereto, effective as of the date first written above.



STANDARD ACQUISITION CORPORATION


By: /s/ Ronald D. Hunter
   Name: Ronald D. Hunter
   Title: Chairman and CEO


SAVERS LIFE INSURANCE COMPANY


By: /s/ Jerry D. Stoltz, Sr.
   Name: Jerry D. Stoltz, Sr.
   Title: Pres.


STANDARD MANAGEMENT CORPORATION


By: /s/ Ronald D. Hunter
   Name: Ronald D. Hunter
   Title: Chairman and CEO

                                                        EXHIBIT A


                       DEFINITIONS OF TERMS


     "ADJUSTED CAPITAL AND SURPLUS" as of any date shall mean Savers' statutory capital and surplus as of such date, adjusted pursuant to the Formula set forth on EXHIBIT B hereto and determined based on SAP consistently applied throughout the specified period and in the immediately prior comparable period.

     "AFFILIATE" shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.

     "ANNUAL STATEMENT" shall mean any annual statement of Savers filed with or submitted to the insurance regulatory authority in the State of North Carolina on forms prescribed or permitted by such authority.

     "ARTICLES OF MERGER" has the meaning set forth in SECTION 2.2.

     "ASSETS AND PROPERTIES" shall mean all assets or properties of every kind, nature, character, and description (whether real, personal, or mixed whether tangible or intangible, whether absolute, accrued, contingent, fixed, or otherwise, and wherever situated) as now operated, owned, or leased by a specified Person, including without limitation cash, cash equivalents, securities, accounts and notes receivable, real estate, equipment, furniture, fixtures, insurance or annuities in force, goodwill, and going-concern value.

     "AVERAGE  TRADING PRICE" shall have the meaning set forth  in  SECTION
2.5.

     "AVR"  shall   mean   the  asset  valuation  reserve  required  to  be
established and maintained by Savers at any particular date, calculated in accordance with SAP.

     "BENEFIT PLANS" shall mean all Employee Pension Benefit Plans, all Employee Welfare Benefit Plans, all stock bonus, stock ownership, stock option, Merger, stock appreciation rights, phantom stock, and other stock plans (whether qualified or nonqualified), and all other pension, welfare, severance, retirement, bonus, deferred compensation, incentive compensation, insurance (whether life, accident and health, or other and whether key man, group, workers compensation, or other), profit sharing, disability, thrift, day care, legal services, leave of absence, layoff, and supplemental or excess benefit plans, and all other benefit Contracts, arrangements, or procedures having the effect of a plan, in each case existing on or before the Effective Time under which Savers is or may hereafter become obligated in any manner (including without limitation obligations to make contributions or other payments) and which cover some or all of the present or former officers, directors, employees, agents, consultants, or other similar representatives providing services to or for Savers; PROVIDED, HOWEVER, that such term shall not include (a) routine employment policies and procedures developed and applied in the ordinary course of business and consistent with past practice, including without limitation sick leave, vacation, and holiday policies, and (b) directors and officers liability insurance.

     "BOOKS AND RECORDS" shall mean all accounting, financial reporting, Tax, business, marketing, corporate, and other files, documents, instruments, papers, books, and records of a specified Person, including without limitation financial statements, budgets, projections, ledgers, journals, deeds, titles, policies, manuals, minute books, stock certificates and books, stock transfer ledgers, Contracts, franchises, permits, agency lists, policyholder lists, supplier lists, reports, computer files, retrieval programs, operating data or plans, and environmental studies or plans.

     "BUSINESS DAY" shall mean a day other than Saturday, Sunday, or any day on which the principal commercial banks located in the City of Indianapolis are authorized or obligated to close under the Laws of the State of Indiana.

     "BUSINESS OR CONDITION" shall mean the organization, existence, authority, capitalization, business, licenses, condition (financial or otherwise), cash flow, management, sales force, solvency, prospects, SAP and GAAP results of operations, insurance or annuities in force, SAP capital and surplus, Mandatory Securities Valuation Reserve, Liabilities, or Assets and Properties of a specified Person.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. <section><section> 9601 ET SEQ., any amendments thereto, any successor statutes, and any regulations promulgated thereunder.

     "CERTIFICATE" has the meaning set forth in SECTION 2.8.

     "CLAIM NOTICE" has the meaning set forth in SECTION 3.9.

     "CLASS S PREFERRED" has the meaning set forth in SECTION 5.6.

     "CLOSING" has the meaning set forth in SECTION 2.18.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended (including without limitation any successor code), and the rules and regulations promulgated thereunder.

     "CONSTITUENT CORPORATIONS" has the meaning set forth in the Preamble.

     "CONTAMINANT" means any waste, pollutant, hazardous or toxic substance or waste, petroleum, petroleum-based substance or waste, special waste, or any constituent of any such substance or waste.

     "CONTINGENT PAYMENT COMMITTEE" has the meaning  set  forth  in SECTION
3.8.

     "CONTRACT" shall mean any agreement, lease, sublease, license, sublicense, promissory note, evidence of indebtedness, insurance policy, annuity, reinsurance agreement, reinsurance treaty, or other contract or commitment (whether written or oral).

     "DAMAGES" shall mean any and all monetary damages, Liabilities, fines, fees, penalties, interest obligations, deficiencies, losses, and expenses (including without limitation punitive, treble, or other exemplary or extra contractual damages, amounts paid in settlement, interest, court costs, costs of investigation, fees and expenses of attorneys, accountants, actuaries, and other experts, and other expenses of litigation or of any claim, default, or assessment).

     "DISCLOSURE SCHEDULE" shall mean the bound record, dated the effective date of the Merger Agreement, furnished by Savers to SMC, and containing all lists, descriptions, exceptions, and other information and materials as are required to be included therein pursuant to the Merger Agreement.

     "DISSENTING SHARES" has the meaning set forth in SECTION 2.14.

     "EFFECTIVE TIME" has the meaning set forth in SECTION 2.2.

     "ELECTION" has the meaning set forth in SECTION 2.7.

     "ELECTION DATE" has the meaning set forth in SECTION 2.7.

     "EMPLOYEE PENSION BENEFIT PLAN" shall mean each employee pension benefit plan (whether or not insured), as defined in Section 3(2) of ERISA, which is or was in existence on or before the Effective Time and to which Savers is or may hereafter become obligated in any manner as an employer.

     "EMPLOYEE WELFARE BENEFIT PLAN" shall mean each employee welfare benefit plan (whether or not insured), as defined in Section 3(1) of ERISA, which is or was in existence on or before the Effective Time and to which Savers is or may hereafter become obligated in any manner as an employer.

     "ENVIRONMENTAL ENCUMBRANCE" means an Encumbrance in favor of any Governmental Body for (i) any liability under any Environmental Law, or
(ii) damages arising from, or costs incurred by such Governmental Body in response to, a Release or threatened Release of a Contaminant into the environment.

     "ENVIRONMENTAL LAW" means all Requirements of Laws derived from or relating to all federal, state and local laws or regulations relating to or addressing the environment, health or safety, including but not limited to CERCLA, OSHA and RCRA and any state equivalent thereof.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended (including without limitation any successor act), and the rules and regulations promulgated thereunder.

     "ERISA AFFILIATE" shall mean any Person under common control (as defined in Section 414 of the Code) with Savers.

     "EXCESS SHARES" has the meaning set forth in SECTION 2.10.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder).

     "EXCHANGE AGENT" has the meaning set forth in SECTION 2.8.

     "EXCHANGE FUND" has the meaning set forth in SECTION 2.8.

     "EXPENSES" means any and all expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including, without limitation, court filing fees, court costs, arbitration fees or costs, witness fees, and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, consultants, accountants and other professionals).

     "FINANCIAL STATEMENTS" has the meaning set forth in SECTION 4.11.

     "FORM OF ELECTION" has the meaning set forth in SECTION 2.7.

     "FORMULA" shall have the meaning set forth in EXHIBIT B.

     "FRACTIONAL SECURITIES  FUND"  shall  have  the  meaning  set forth in
SECTION 2.10.

     "GAAP"   shall   mean   generally   accepted   accounting  principles,
consistently applied throughout the specified period and in the immediately prior comparable period.

     "GOVERNMENTAL ENTITY" means any foreign, federal, state, local or other governmental authority or regulatory entity.

     "GOVERNMENTAL PERMITS" means Seller owns, holds or possesses all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a Governmental Body.

     "IMPROVEMENTS ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
     "IMR" shall mean the interest maintenance reserve required to be established and maintained by Savers at any particular date, calculated in accordance with SAP.

     "IRS" shall mean the United States Internal Revenue Service or any successor agency.

     "LAW OR LAWS" shall mean all laws, statutes, ordinances, regulations, and other pronouncements having the effect of law in the United States of America, any foreign country, or any domestic or foreign state, province, commonwealth, city, country, municipality, territory, protectorate, possession, court, tribunal, agency, government, department, commission, arbitrator, board, bureau, or instrumentality thereof.

     "LIABILITY OR LIABILITIES" shall mean all debts, obligations, and other liabilities of a Person (whether absolute, accrued, contingent, fixed, or otherwise, or whether due or to become due).

     "LIEN" shall mean any mortgage, pledge, assessment, security interest, lease, sublease, lien, adverse claim, levy, charge, or other encumbrance of any kind, or any conditional sale Contract, title retention Contract, or other Contract to give or to refrain from giving any of the foregoing.

     "LOSSES" has the meaning set forth in SECTION 3.9.

     "MERGER AGREEMENT" shall mean this Merger Agreement, together with the exhibits and the Disclosure Schedule attached hereto, and the Contracts and other documents to be executed and delivered by Savers pursuant hereto.

     "NAIC" shall mean the National Association of Insurance Commissioners.

     "NCBCA" has the meaning set forth in SECTION 2.1.

     "NON-ADMITTED ASSETS" shall mean any assets of the Company required to be reported as "assets not admitted" on EXHIBIT 13 of any Annual Statement or Quarterly Statement filed by Savers.

     "OSHA"  means  the  Occupational  Safety  and Health  Act,  29  U.S.C.
<section><section>  651  ET  SEQ.,  any  amendment thereto,  any  successor statute, and any regulations promulgated thereunder.

     "OWNED REAL PROPERTY" has the meaning set forth in SECTION 4.20.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation established under ERISA.

     "PERFORMANCE PREMIUM" means either the 1997 Performance Premium or the 1998 Performance Premium or both.

     "PERSON" means any natural person, corporation, general partnership, limited partnership, proprietorship, trust, union, association, court, tribunal, agency, government, department, commission, self-regulatory organization, arrbitrator, board, bureau, instrumentality, or other entity, enterprise, authority, or business organization.

     "PROXY STATEMENT" has the meaning set forth in SECTION 4.9.

     "QUARTERLY STATEMENT" shall mean any quarterly statement of Savers filed with or submitted to the insurance regulatory authority in the State of North Carolina on forms prescribed or permitted by such authority.

     "RCRA" means the Resource Conservation  and  Recovery  Act,  42 U.S.C.
<section><section>  6901  ET  SEQ.,  and  any  successor  statute,  and any regulations promulgated thereunder.

     "RECORD HOLDER" has the meaning set forth in ARTICLE III.

     "REGISTRATION STATEMENT" has the meaning set forth in SECTION 4.9.

     "RELEASE" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Property of Savers, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property of Savers.

     "REQUIREMENTS OF LAW" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements) or common law.

     "SAC" has the meaning set forth in the Preamble.

     "SAP" shall mean the accounting practices required or permitted by the National Association of Insurance Commissioners and the insurance regulatory authority in the State of North Carolina, consistently applied throughout the specified period and in the immediately prior comparable period.

     "SAP STATEMENTS" shall mean the Annual Statements, Quarterly Statements, and other financial statements and presentations of Savers prepared in accordance with SAP and delivered to SMC pursuant to of SECTIONS 4.7, 4.11 and 7.2.

     "SAVERS" has the meaning set forth in the Preamble.

     "SAVERS AGREEMENT" has the meaning set forth in SECTION 4.22.

     "SAVERS COMMON STOCK" shall have the meaning ascribed to it in this Merger Agreement.

     "SAVERS  STOCKHOLDERS MEETING" has the meaning as set forth in SECTION
9.1.

     "SAVERS STOCK OPTION" has the meaning set forth in SECTION 9.4.

     "SEC" shall mean the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder).

     "SMC" shall mean Standard Management Corporation.

     "SMC COMMON STOCK" shall have the meaning ascribed to it in the Preamble of this Merger Agreement.

     "SMC SECURITIES" has the meaning set forth in SECTION 5.6.

     "SMC STOCKHOLDERS MEETING" has the meaning set forth in SECTION 9.1.

     "STANDARD VALUATION OFFICE" shall mean the financial instruments rating entity for the NAIC.

     "STOCKHOLDER MEETINGS" has the meaning set forth in SECTION 9.1.

     "SURVIVING CORPORATION" has the meaning set forth in SECTION 2.1.

     "TAXES" shall mean all taxes, charges, fees, levies, or other similar assessments or Liabilities, including without limitation income, gross receipts, ad valorem, premium, excise, real property, personal property, windfall profit, sales, use, transfer, licensing, withholding, employment, payroll, Phase III, and franchise taxes imposed by the United States of America or any state, local, or foreign government, or any subdivision agency, or other similar Person of the United States or any such government; and such term shall include any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to, or incurred in connection with any such tax or any contest or dispute thereof.

     "TAX RETURNS" shall mean any report, return, or other information required to be supplied to a taxing authority in connection with Taxes.

     "THIRD PARTY ACQUISITION EVENT" has the meaning  set  forth in SECTION
14.3.

     "THIRD PARTY CLAIM" has the meaning set forth in SECTION 3.9.

     "WORK PAPERS" shall mean all summaries, calculations, compilations and similar written documentation derived from the accounts of Savers and used or prepared by accountants in the process of computing Adjusted Capital and Surplus.

     "1997 STATUTORY NET INCOME" has the meaning set forth in SECTION 3.1.

     "1997 REQUIRED RETURN" has the meaning set forth in SECTION 3.1.

     "1997 PERFORMANCE PREMIUM" has the meaning set forth in SECTION 3.1.

     "1998 STATUTORY NET INCOME" has the meaning set forth in SECTION 3.2.

     "1998 REQUIRED RETURN" has the meaning set forth in SECTION 3.2.

     "1998 PERFORMANCE PREMIUM" has the meaning set forth in SECTION 3.2.

                                                        EXHIBIT B

                      FORMULA FOR DETERMINING
              ADJUSTED CAPITAL AND SURPLUS OF COMPANY
                     AS OF THE EFFECTIVE TIME

     The Adjusted Capital and Surplus of Savers on the Effective Time shall be determined as follows (the "Formula"):

     1. SAP Capital and Surplus as of the month end prior to the Effective Time, PLUS:

     2.   The AVR held by Savers as of the month end prior to the Effective
Time.

                                                        EXHIBIT C

             FORM OF CERTIFICATE OF OFFICER OF SAVERS


     At the Effective Time, Savers shall deliver to SMC a certificate, dated the Effective Time, executed by the Chief Executive Officer or Chief Financial Officer of Savers, to the following effect:

     Pursuant to the provisions of SECTION 11.3 of that certain Merger Agreement dated December ___, 1996 (the "Agreement") by and among Savers Life Insurance Company ( "Savers"), Standard Acquisition Corporation ("SAC") and Standard Management Corporation ("SMC"), I, the undersigned
[Chief Executive Officer/Chief Financial Officer] of Savers do hereby certify to SMC as follows:

     1. That I am the duly elected [Chief Executive Officer/Chief Financial Officer] of Savers, and in that capacity have the requisite power and authority to execute and deliver this certificate on behalf of Savers;

     2. That the representations and warranties of Savers made in connection with the Agreement and contained in Article IV thereof and in the Disclosure Schedule attached to the Agreement and the certifications given pursuant to SECTION 7.2(C) of the Agreement are true and correct as of the date of this certificate as though made by Savers on and as of this date, whether or not they were untrue or incorrect prior to such date;

     3. That Savers has performed and complied with all agreements, covenants, obligations and conditions required by the Agreement to be so performed or complied with by Savers at or before the Effective Time; and

     4. That all of the conditions to the obligations of SMC under the Agreement have been fulfilled.

                                                        EXHIBIT D

                 FORM OF SAVERS' COUNSEL'S OPINION


     At the Closing, Savers shall deliver to SMC the opinion of its counsel, Womble Carlyle Sandridge & Rice, to the following effect:

     1. Savers is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina and has full corporate power and authority to enter into the Merger Agreement and perform its obligations thereunder.

     2. Savers is an insurance company duly organized, validly existing and in good standing under the laws of the State of North Carolina, and is duly licensed, qualified or admitted to do business and is in good standing in all jurisdictions listed on SECTION 4.1 of the Disclosure Schedule.

     3. Savers has full corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated hereby and thereby and to comply with the terms, conditions and provisions thereof. The execution, delivery and performance by Savers of the Merger Agreement and the actions to be taken by Savers contemplated thereby have been duly and validly authorized by all necessary corporate action on the part of Savers. Pursuant to the Savers' Articles of Incorporation and Bylaws of Savers, the affirmative vote of a majority of the votes that holders of the outstanding shares of Savers Common Stock are entitled to cast is the only vote of the holders of any class or series of Savers' capital stock necessary to approve the Merger Agreement and the transactions contemplated thereby. The Merger Agreement has been duly executed and delivered by Savers and constitutes the valid and binding obligation of Savers, and is enforceable against Savers in accordance with its terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or limiting creditors' rights generally and
(b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other Person before which any such proceeding therefor may be brought. Upon the filing of the Articles of Merger with the Secretary of State of North Carolina, the merger will become effective under North Carolina law in accordance with the Merger Agreement.

     4. (i) the authorized capital stock of Savers consists of 20,000,000 shares of Common Stock, __________ of which are outstanding, ___________ of which were reacquired by Savers and not subsequently reissued and the remainder of which have never been issued by Savers;

         (ii) all of the outstanding shares of Savers Common Stock are duly and validly issued and outstanding fully paid and nonassessable;

         (iii) none of the issued and outstanding shares of Savers Common Stock has been issued in violation of the preemptive rights of any person;

         (iv) except for the Merger Agreement and as disclosed in the Schedules and Exhibits thereto, there are no agreements, arrangements, warrants, options, puts, calls, rights or other commitments, plans or understandings of any character relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting, or transfer of any shares of Savers Common Stock or any other securities of Savers; and

         (v) except pursuant to applicable laws, there are no restrictions, including but not limited to self-imposed restrictions, on the retained earnings of Savers or on the ability of Savers to declare and pay dividends.

     5. The execution and delivery of the Merger Agreement by Savers does not, and the performance by Savers of its obligations under the Merger Agreement will not, subject to obtaining the approvals contemplated by ARTICLES IX, X and XI of the Merger Agreement, (a) violate any term or provisions of any Law or any writ, judgment, decree, injunction or similar order applicable to Savers; (b) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions, or provisions of the articles or certificate of incorporation or Bylaws of Savers; (c) result in the creation or imposition of any Lien upon Savers, or any of its Assets and Properties that individually or in the aggregate with any other Liens has or may reasonably be expected to have a material adverse effect on the validity or enforceability of the Merger Agreement, on the ability of Savers to perform its obligations under the Merger Agreement, or on the Business or Condition of Savers; of (d) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to any Person any right of termination, cancellation, acceleration, or modification in or with respect to, any Contract to which Savers is a party or by which any of its Assets or Properties may be bound and as to which any such conflicts, violations, breaches, defaults or rights individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of the Merger Agreement, on the ability of Savers to perform its obligations under the Merger Agreement, or on the Business or Condition of Savers.

     6. Any consent, approval, order or authorization of, or any waiting period imposed by any regulatory authority under federal or state law, including the laws of the State of North Carolina and the State of Indiana, which require Savers to obtain any consent, approval, or action of, or make any filing with or give any notice to, any person except those which the failure to obtain, make, or give individually or in the aggregate with any other such failures has or may reasonably be expected to have no material adverse effect on the validity or enforceability of the Merger Agreement, or in the Business or Condition of Savers, in connection with the execution and delivery of the Merger Agreement and the performance by Savers of its obligations under the Merger Agreement has been obtained or, in the case of any such waiting period, has expired.

     7.  The Proxy Statement prepared by Savers  in accordance with SECTION
9.2 of the Merger Agreement and used in connection with the Savers Stockholders Meeting, and the delivery of such Proxy Statement, complied in all respects with the provisions of NCBCA. In the course of our participation in the preparation of the Proxy Statement, we discussed the disclosure and other requirements applicable to the Proxy Statement with responsible officers of Savers, and have advised them as to the materiality of certain statements of fact. We do not, however, make any representation or express any opinion as to the accuracy of completeness of any factual matters described in the Proxy Statement. However, in the course of our preparation and review of the Proxy Statement, nothing came to our attention to indicate that the description of factual matters therein was inaccurate or incomplete in any material respect.

     8.  To such counsel's actual knowledge, except as disclosed in SECTION
4.13 of the Disclosure Schedule: (a) there are no actions, suits investigations or proceedings pending or threatened against Savers or any of Assets and properties, at law or in equity, in, before, or by any Person that individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of the Merger Agreement, on the ability of Savers to perform its obligations under the Merger Agreement, or on the Business or Condition of Savers; and (b) there are no writs, judgments, decrees or similar orders of any Person restraining, enjoining or otherwise preventing consummation of the transactions contemplated by the Merger Agreement.

     9. Savers does not have any security (i) required to be registered pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") or (ii) registered on a national securities exchange as contemplated by Section 12
(b) of the Exchange Act. In particular, the securities of Savers are exempt from the requirements of Section 12(q) of the Exchange Act by virtue of Section 12(g) (2) (G) of the Exchange Act.

     10. Each holder of 5% or more of Savers Common Stock and each officer of Savers (the "Principal Stockholders") has, to our knowledge, the capacity to enter into the Lockup Agreements, to consummate the transactions contemplated thereby and to comply with the terms, conditions and provisions thereof. Each Lockup Agreement has been duly executed and delivered by each Principal Stockholder and, upon execution and delivery by the other parties thereto, the Lockup Agreements will constitute the valid and binding obligation of such Principal Stockholders, enforceable in accordance with its terms, subject to (a) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law, and (b) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium, receivership or other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally; and, to our knowledge, the execution, delivery and performance of the Lockup Agreements by such Principal Stockholders will not result in a breach of or loss of rights under or constitute a default under or a violation of any trust (constructive or other), agreement, judgment, decree, order or other instrument to which he is a party or by which he or his properties or assets may be bound.

     11. Except for those stockholders listed on Schedule ____ attached hereto, each of the Savers stockholders has effectively waived such stockholder's rights of appraisal under the NCBCA, with respect to the Merger, subject to judicial power of reinstatement.

                                                        EXHIBIT E

               FORM OF CERTIFICATE OF OFFICER OF SMC


     At the Effective Time, SMC shall deliver to Savers a certificate, dated the Effective Time, executed by the Chief Executive Officer or Chief Financial Officer of SMC, to the following effect:

     Pursuant to the provisions of SECTION 12.3 of that certain Merger Agreement dated December ___, 1996 (the "Agreement") by and among Savers Life Insurance Company ("Savers"), Standard Acquisition Corporation ("SAC") and Standard Management Corporation ("SMC"), I, the undersigned [Chief Executive Officer/Chief Financial Officer] of SMC do hereby certify to Savers as follows:

     1. That I am the duly elected [Chief Executive Officer/Chief Financial Officer] of SMC, and in that capacity have the requisite power and authority to execute and deliver this certificate on behalf of SMC;

     2. That the representations and warranties of SMC in connection with the Agreement and contained in Article V thereof are true and correct as of the date of this certificate as though made by SMC on and as of this date, whether or not they were untrue or incorrect prior to such date;

     3. That SMC has performed and complied with all agreements, covenants, obligations and conditions required by the Agreement to be so performed or complied with by SMC at or before the Effective Time; and

     4. That all of the conditions to the obligations of Savers under the Agreement have been fulfilled.

                                                        EXHIBIT F

                  FORM OF SMC'S COUNSEL'S OPINION


     At the Closing, SMC shall deliver to Savers the opinion of its counsel, Stephen M. Coons, to the following effect:

     1. SMC is a life insurance holding company duly organized, validly existing and in good standing under the laws of the State of Indiana and has full corporate power and authority to enter into the Merger Agreement and perform its obligations thereunder.

     2. The execution and delivery of the Merger Agreement by SMC and the performance of its obligations thereunder have been duly and validly authorized by all necessary corporate action on the part of SMC, and the Merger Agreement constitutes the legal, valid, and binding obligation of SMC and is enforceable against SMC in accordance with the terms, except to the extent that (a) enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium, or similar Laws now or hereafter in effect relating to or limiting creditors' rights generally and
(b) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court or other similar Person before which any such proceeding therefor may be brought.

     3. The execution and delivery of the Merger Agreement by SMC does not, and the performance by SMC of its obligations under the Merger Agreement will not, subject to obtaining the approvals contemplated by Articles IX, X and XI of the Merger Agreement, (a) violate any term or provisions of any Law or any writ, judgment, decree, injunction or similar order applicable to SMC; (b) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, any of the terms, conditions, or provisions of the articles or certificate of incorporation or Bylaws of SMC; (c) result in the creation or imposition of any Lien upon SMC or any of its Assets and Properties that individually or in the aggregate with any other Liens has or may reasonably be expected to have a material adverse effect on the validity or enforceability of the Merger Agreement or on the ability of SMC to perform its obligations thereunder; or (d) conflict with or result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default under, or give any Person any right of termination, cancellation, acceleration, or modification in or with respect to, any Contract to which SMC is a party or by which any of its Assets or Properties may be bound and as to which any such conflicts, violations, breaches, defaults or rights individually or in the aggregate have or may reasonably be expected to have a material adverse effect on the validity or enforceability of the Merger Agreement or on the ability of SMC to perform its obligations under the Merger Agreement.

     4. Any consent, approval, order or authorization of, or any waiting period imposed by any regulatory authority under federal or state law, including the laws of the State of North Carolina and the State of Indiana, which require SMC to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person except those which the failure to obtain, make, or give individually or in the aggregate with any other such failures has or may be expected to have no material adverse effect on the validity or enforceability of the Merger Agreement or on the ability of SMC to perform its obligations thereunder in connection with the execution and delivery of the Merger Agreement and the performance by SMC of its obligations thereunder has been obtained or, in the case of any such waiting period, has expired.

                                                       EXHIBIT G

                      EMPLOYMENT AGREEMENT

             THIS AGREEMENT, made effective as of _______________, 1997, by and between STANDARD MANAGEMENT COMPANY, an Indiana corporation, having its principal office in Indianapolis, Indiana ("SMC") and Jerry D. Stoltz (the "Executive").

             1. PURPOSE AND INTENT. The SMC Board of Directors has determined that it is in the best interests of SMC and its stockholders for SMC to enter into this Employment Agreement (the "Agreement") with the Executive stating the terms and conditions of the Executive's obligations to and benefits from SMC.

             2. PRINCIPAL EMPLOYMENT. SMC hereby agrees to continue to employ the Executive on a full-time basis as Vice-Chairman of Savers Life Insurance Company ("Savers"), a wholly-owned subsidiary of SMC, at its corporate facilities in Winston-Salem, North Carolina, as directed by SMC's Board of Directors. The Executive hereby agrees to accept such employment and shall diligently perform such duties as may be assigned to him by the Board of Directors.

             The Executive will diligently devote his entire business skill, time and effort to his employment with SMC and will not directly or indirectly, alone or as a member of a partnership, or as an officer, director, employee or agent of any other person, firm or business organization, engage in any other business activities or pursuits requiring his personal services which might conflict with his duties hereunder. The foregoing shall not be construed as preventing the Executive from making investments in other businesses or enterprises which are not competitive with SMC or Savers, provided such investments do not require the provision of other than incidental services by the Executive to the operation of such businesses or enterprises and provided that the provision thereof will not interfere with the performance of the Executive's duties hereunder.

             3. TERM OF AGREEMENT. Subject to the provisions for termination set forth below, this Agreement will begin on ______________, 1997 and end _____________, 1999. The Employment Term shall be extended each year thereafter for an additional one year period unless either party gives the other written notice at least 90 days before such extension of its intention not to renew the Employment Agreement.

             4. COMPENSATION

             4.1 SALARY: During the term of his employment, the Executive will be compensated at the initial annual rate of $109,000 per year, payable in equal installments not less often than semi-monthly. The Executive's salary will be reviewed at least annually and adjusted based on his job-related performance as determined by the Board of Directors of SMC in its sole discretion. Thereafter during the Employment Term, Executive's salary shall be increased each year by an amount equal to Executive's salary for the previous year multiplied by the percent change of the Consumer Price Index for all Urban
     Consumers (the "CPI") (published by the Bureau of Labor Statistics, United Stated Department of Labor) during the immediate preceding calendar year.

             4.2 INCENTIVE COMPENSATION AWARDS: The Executive will be entitled to receive such incentive compensation awards as may be determined by the Board of Directors of SMC in the form of cash bonus, stock options or other bonus plan opportunities.

             4.3 EMPLOYEE BENEFITS: The Executive shall be entitled to participate in and receive the benefits of any and all pension, profit sharing, health, disability and insurance plans which may be maintained by SMC from time to time during the term of this Agreement.

             4.4 EXECUTIVE  BENEFITS:   In  addition  to  the employee
     benefits indicated above, the Executive shall be entitled to the benefits set forth below:

                (a) Life insurance - An amount equal to $_________;

                (b) Disability Income - Full salary for up to one year from the date of disability, then 60% of salary thereafter until the earlier of age sixty-five or the cessation of disability in the form of a disability income policy. For this purpose "disability" shall mean the complete inability of the Executive to perform his duties under this Agreement as determined by any independent physician selected with the approval of the Executive and SMC; and

             4.5 AUTOMOBILE: SMC shall provide the Executive with a $500.00 per month automobile allowance.

             4.6 BOARD OF DIRECTORS. The Executive shall be appointed to the Board of Directors of SMC at the Effective Time. The term shall be as long as the Executive serves as Vice-Chairman of Savers.

             5. TERMINATION WITHOUT CAUSE: SMC may terminate, without cause, the Executive's employment during the term of this Agreement for reasons other than those set forth in Paragraph 6 hereof upon thirty days' written notice to the Executive. In such event, the Executive will continue to be paid his regular salary up to the date of termination contained in the written notice. In addition, SMC will pay the Executive within thirty days of the date of termination a lump sum severance payment, less taxes and other required deductions, equal to the following:

             5.1 If the termination occurs within the first year of the term of this Agreement, the balance of the salary for that year plus one years additional salary;

             5.2 If the termination occurs within the second year of the term of this Agreement, the balance of the salary for that year plus one year's additional salary;

     The Executive shall continue his participation under the employee and executive benefit plan(s) in which he is enrolled during the time that he receives severance payments.

             6. TERMINATION FOR CAUSE. SMC may terminate the Executive's employment under this Agreement for "cause". Termination of the Executive's employment by SMC for "cause" shall mean termination upon (a) the willful and continued failure by the Executive to substantially perform his duties with SMC (other than any such failure resulting from his incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Executive by SMC, which demand specifically identifies the manner in which SMC believes that the Executive has not substantially performed his duties or (b) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to SMC, monetarily or otherwise, such as (but not limited to) dishonesty, conviction of a felony, or unauthorized disclosure of SMC trade secrets and/or other confidential information. For purposes of this Paragraph 6, no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the action or omission was in the best interest of SMC. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for "cause" unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the entire membership of SMC's Board of Directors at a meeting called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board of Directors) finding that in the good faith opinion of the Board of Directors the Executive is guilty of conduct set forth above in clauses (a) or (b) and specifying the particulars thereof in detail. Termination of employment under this Paragraph 6 shall be effective as of the date the act which gives rise to the termination under this Paragraph 6 was committed. The Executive's rights under this Agreement shall terminate as of the effective date of termination set forth immediately above. SMC shall not be obligated to make any payments under Paragraph 5 of this Agreement, and SMC shall be relieved of any and all of its obligations under this Agreement.

             7. COVENANT NOT TO COMPETE. In consideration for his employment hereunder, the Executive agrees that for a period of the greater of (a) one year after the termination of his employment with SMC or (b) two years after the termination of his employment with SMC, if severance pay is due to him under Section 5.1 of this Agreement, he shall not, either directly or indirectly, communicate with any customer of SMC or Savers regarding any business matter or activity that would involve competing with any business or activity engaged in by SMC or Savers.

             8. DISCLOSURE OF INFORMATION. The Executive recognizes that as an officer of Savers he will occupy a position of trust with respect to business information of a secret or confidential nature and, in consideration of his employment hereunder, he agrees to treat all such information as confidential and not to disclose such information or any portion thereof to any person except in the curse of executing the normal duties of his employment with SMC or Savers and to return to SMC and Savers any copies, abstracts or summaries of such information upon the termination of his employment with SMC or Savers.

             9. LOCATION. Savers principal office is in Winston-Salem, North Carolina, where the Executive maintains his office. During the term of this Agreement, should Savers or any successor of Savers move its principal office to a location more than 50 miles from Winston-Salem, North Carolina, and request the Executive to move his office to the new location, the Executive may decline to move. Such refusal to move by the Executive shall not constitute "cause" for termination of employment under this Agreement. Should termination of employment occur as a result of such a change of location and refusal to move, absent other events or circumstances requiring otherwise, the termination shall be deemed to have been without cause, entitling the Executive to severance compensation under Paragraph 5 hereof.

             10. REIMBURSEMENT FOR EXPENSES. SMC shall reimburse Executive for all travel, entertainment and other business expenses which are incurred by the Executive in the conduct of the business of SMC upon receipt of itemized expense reports approved in accordance with SMC's customary procedure.

             11. NOTICES: All notices hereunder shall be in writing and shall be deemed to have been given if delivered or mailed registered or certified mail, postage prepaid, to the following addresses, or to such other addresses as either party may designate in writing:

                (a) If to SMC:

                    Standard Management Corporation
                    Attention:  Ronald D. Hunter, Chairman
                    9100 Keystone Crossing, Suite #600
                    Indianapolis, Indiana  46240
                    (317) 574-6227 (facsimile)

                    with a required copy to:

                    Stephen M. Coons, Esq.
                    General Counsel
                    9100 Keystone Crossing, Suite #600
                    Indianapolis, Indiana  46240
                    (317) 574-6227 (facsimile)

                (b) If to the Executive, at his address as shown on Savers' records.

             12. MISCELLANEOUS.   This Agreement:

                12.1 constitutes the entire understanding  between  SMC and the Executive relating to the subject matter hereof and supersedes all prior agreements or understandings, including but not limited to an Employment Agreement effective January 1, 1991 by and between Savers and the Executive;

                12.2 may not be modified  or  varied except by an agreement in writing signed by the party against whom enforcement of such modification is sought;

                12.3 will bind and inure to the benefit of the successors and assigns of SMC and the heirs, executors or personal representatives of the Executive;

                12.4 is not assignable by the Executive;

                12.5 may not be assigned by SMC except to a successor, parent or subsidiary corporation which assumes all of SMC's obligations hereunder; and

                12.6  shall  be  governed by the laws of the State of North
             Carolina.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                          STANDARD MANAGEMENT CORPORATION
                          By:       /S/        RONALD       D.       HUNTER

                                  Ronald D. Hunter
                                  Chairman & CEO
ATTEST:
/S/ STEPHEN M. COONS
Stephen M. Coons          [Corporate Seal]
Secretary

                          EXECUTIVE:
                          By: /S/ JERRY D. STOLTZ        [Seal]
                                  Jerry D. Stoltz

                                                     EXHIBIT H


__________________, 1997



Standard Management Corporation
9100 Keystone Crossing
Suite #600
Indianapolis, Indiana  46240

Dear Sirs:

This letter is being delivered to you in connection with the proposed Agreement and Plan of Merger (the "Merger Agreement") among Standard Management Corporation, an Indiana corporation ("SMC"), Standard Acquisition Corporation ("SAC") and Savers Life Insurance Company ("Savers") in connection with the issuance of SMC Common Stock, no par value (the "SMC Common Stock"), to shareholders of Savers.

In order to induce SMC and SAC to close the Merger Agreement, the undersigned agrees not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any shares of SMC Common Stock beneficially owned by the undersigned or any securities convertible into, or exchangeable or exercisable for, shares of SMC Common Stock for a period of one (1) year following the day which is the Effective Time of the Merger without your prior written consent, other than shares of SMC Common Stock disposed of as bona fide gifts, so long as any recipient of such bona fide gifts agrees in writing (delivered to SMC) to be bound by the restrictions set forth herein.

If for any reason the Merger Agreement shall be terminated prior to the Effective Time (as defined in such Merger Agreement), the agreement set forth above shall likewise be terminated.

Sincerely,

SMC SCHEDULE 5.6

Certain of the outstanding options or warrants to purchase capital stock of SMC contain cashless exercise provision.